Exhibit 99.2

Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars)

GREENBROOK TMS INC.

Three and nine months ended September 30, 2024 and 2023
(Unaudited)

NOTICE TO READER

Under National Instrument 51-102, Part 4, subsection 4.3(3)(a), if an auditor has not performed a review of the condensed interim consolidated financial statements, they must be accompanied by a notice to this effect. The accompanying unaudited condensed interim consolidated financial statements of Greenbrook TMS Inc. have been prepared by, and are the responsibility of management of Greenbrook TMS Inc.

Greenbrook TMS Inc.’s independent auditor has not audited, reviewed or otherwise attempted to verify the accuracy or completeness of the accompanying condensed interim consolidated financial statements. Readers are cautioned that these financial statements may not be appropriate for their intended purposes.

GREENBROOK TMS INC.
Condensed Interim Consolidated Statements of Financial Position
(Expressed in U.S. dollars, unless otherwise stated)
(Unaudited)

	September 30, 2024	December 31, 2023

Assets

Current assets:
Cash	$368,512	$3,323,708
Restricted cash	1,000,000	1,000,000
Accounts receivable, net (note 19(b))	12,628,278	7,569,843
Prepaid expenses and other	5,647,935	3,079,785
Total current assets	19,644,725	14,973,336

Property, plant and equipment (note 5)	4,725,435	4,793,979
Intangible assets (note 6)	572,537	622,057
Right-of-use assets (note 7)	22,099,096	28,334,126
Total assets	$47,041,793	$48,723,498

Liabilities and Shareholders’ Deficit

Current liabilities:
Accounts payable and accrued liabilities (note 8)	$14,948,703	$13,701,630
Current portion of loans payable (note 9(a))	138,449,509	5,770,603
Current portion of lease liabilities (note 7)	4,398,744	4,583,076
Current portion of shareholder loans (note 10)	1,964,568	505,161
Other payables (note 11)	1,947,395	13,115,079
Non-controlling interest loans (note 9(b))	58,074	63,174
Deferred and contingent consideration (note 12)	1,000,000	1,000,000
Advance for research collaboration (note 13)	–	1,300,000
Total current liabilities	162,766,993	40,038,723

Loans payable (note 9(a))	178,981	85,124,841
Lease liabilities (note 7)	21,159,363	26,673,327
Shareholder loans (note 10)	–	915,232
Total liabilities	184,105,337	152,752,123

Shareholders’ deficit:
Common shares (note 14)	121,236,710	120,741,061
Contributed surplus (note 15)	5,389,855	5,278,745
Deficit	(259,908,585)	(226,985,115)
Total shareholders’ deficit excluding non-controlling interest	(133,282,020)	(100,965,309)
Non-controlling interest (note 23)	(3,781,524)	(3,063,316)
Total shareholders’ deficit	(137,063,544)	(104,028,625)

Basis of preparation and going concern (note 2(a))
Contingencies (note 16)
Subsequent events (notes 2(a) and 25)
Related party transactions (note 21)

Total liabilities and shareholders’ deficit	$47,041,793	$48,723,498

See accompanying notes to condensed interim consolidated financial statements.

GREENBROOK TMS INC.
Condensed Interim Consolidated Statements of Net Loss and Comprehensive Loss
(Expressed in U.S. dollars, unless otherwise stated)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Revenue:
Service revenue	$18,872,131	$17,364,264	$55,992,388	$54,359,174
Other revenue	200,000	–	1,500,000	–
	19,072,131	17,364,264	57,492,388	54,359,174

Expenses:
Direct center and patient care costs	10,849,656	10,840,776	33,983,480	33,785,962
Other regional and center
support costs (note 24)	7,223,389	4,764,130	20,645,033	14,353,697
Depreciation (notes 5 and 7)	1,504,986	1,907,477	4,646,387	6,661,521
	19,578,031	17,512,383	59,274,900	54,801,180

Regional operating loss	(505,900)	(148,119)	(1,782,512)	(442,006)

Center development costs	31,929	137,770	272,650	355,832
Corporate, general and administrative expenses (note 24)	4,414,374	5,635,877	14,050,438	19,275,068
Share-based compensation (note 15)	51,923	14,740	111,110	591,470
Amortization (note 6)	16,426	16,548	49,520	49,643
Interest expense	6,006,379	3,992,801	17,053,294	11,443,446
Interest income	(66)	(64)	(196)	(165)
Gain on extinguishment of loans (note 10(a))	–	(34,510)	–	(34,510)
Loss on device contract termination (note 11 (d))	–	3,181,116	–	3,181,116

Loss before income taxes	(11,026,865)	(13,092,397)	(33,319,328)	(35,303,906)
Income tax expense (note 18)	–	–	–	–
Loss for the period and comprehensive loss	$(11,026,865)	$(13,092,397)	$(33,319,328)	$(35,303,906)
Non-controlling interest (note 23)	319,366	(59,621)	(51,182)	(215,477)
Loss for the period and comprehensive loss attributable to Greenbrook	$(11,346,231)	$(13,032,776)	$(33,268,146)	$(35,088,429)

Net loss per share (note 22):
Basic	$(0.29)	$(0.31)	$(0.77)	$(0.93)
Diluted	(0.29)	(0.31)	(0.77)	(0.93)

See accompanying notes to condensed interim consolidated financial statements.

GREENBROOK TMS INC.
Condensed Interim Consolidated Statements of Changes in Equity (Deficit)
(Expressed in U.S. dollars, unless otherwise stated)
(Unaudited)

	Common shares		Contributed		Non- controlling	Total equity
Nine months ended September 30, 2023	Number	Amount	surplus	Deficit	interest	(deficit)

Balance, December 31, 2022	29,436,545	$114,120,362	$4,552,067	$(178,232,893)	$(2,742,947)	$(62,303,411)
Net comprehensive loss for the period	–	–	–	(35,088,429)	(215,477)	(35,303,906)
Share-based compensation (note 15)	–	–	591,470	–	–	591,470
Issuance of common shares (note 14)	13,337,466	6,620,699	–	–	–	6,620,699
Acquisition of subsidiary non-controlling interest (note 23)	–	–	–	(253,764)	253,251	(513)
Distribution to non-controlling interest	–	–	–	–	(20,000)	(20,000)
Balance, September 30, 2023	42,774,011	$120,741,061	$5,143,537	$(213,575,086)	$(2,725,173)	$(90,415,661)

	Common shares		Contributed		Non- controlling	Total equity
Nine months ended September 30, 2024	Number	Amount	surplus	Deficit	interest	(deficit)

Balance, December 31, 2023	42,774,011	$120,741,061	$5,278,745	$(226,985,115)	$(3,063,316)	$(104,028,625)
Net comprehensive loss for the period	–	–	–	(33,268,146)	(51,182)	(33,319,328)
Share-based compensation (note 15)	–	–	111,110	–	–	111,110
Issuance of common shares (note 14)	2,828,249	495,649	–	–	–	495,649
Surrender and cancellation of common shares – PA Settlement Agreement (note 14)	(11,634,660)	–	–	–	–	–
Distributions to non-controlling interest	–	–	–	–	(201,000)	(201,000)
Acquisition of subsidiary non-controlling interest (note 23)	–	–	–	344,676	(466,026)	(121,350)
Balance, September 30, 2024	33,967,600	121,236,710	5,389,855	(259,908,585)	(3,781,524)	(137,063,544)

See accompanying notes to condensed interim consolidated financial statements.

GREENBROOK TMS INC.
Condensed Interim Consolidated Statements of Cash Flows
(Expressed in U.S. dollars, unless otherwise stated)
(Unaudited)

	Nine months ended
	September 30, 2024	September 30, 2023

Cash provided by (used in)

Operating activities:
Loss for the period	$(33,319,328)	$(35,303,906)
Adjusted for:
Amortization	49,520	49,643
Depreciation	4,646,387	6,661,521
Interest expense	17,053,294	11,443,446
Interest income	(196)	(165)
Share-based compensation	111,110	591,470
Gain on extinguishment of loan	–	(34,510)
Loss on device contract termination (note 11(d))	–	3,181,116
Credit facility amendment fee (note 9(a))	–	1,000,000
Neuronetics Note non-cash transaction costs (note 9(a))	–	116,356
Gain on lender warrants	–	(79,981)
Gain on deferred share units (note 11(b))	(333,105)	(273,938)
Gain on performance share units	–	(43,748)
Gain on conversion instruments (note 11(h))	(7,384,298)	(1,721,548)
Change in non-cash operating working capital:
Accounts receivable	(5,058,435)	1,131,874
Prepaid expenses and other	(2,568,150)	(1,663,270)
Accounts payable and accrued liabilities	1,247,073	7,286,486
Other payables	(3,449,234)	(750,000)
Advance for research collaboration	(1,300,000)	–
	(30,305,362)	(8,409,154)

Financing activities:
Net proceeds on issuance of common shares (note 14)	495,649	6,620,699
Interest paid	(575,655)	(5,438,148)
Transaction costs incurred	(768,612)	(1,037,496)
Loans payable advanced (note 9(a))	36,218,275	9,299,000
Loans payable and promissory notes repaid (note 9(a))	(1,252,265)	(655,343)
Promissory notes advanced (note 9(a) and note 10)	–	8,100,000
Principal repayment of lease liabilities	(6,435,072)	(9,210,711)
Net non-controlling interest loans repaid	(10,000)	(17,027)
Distribution to non-controlling interest	(201,000)	(20,000)
	27,471,320	7,640,974

Investing activities:
Purchase of property, plant and equipment	–	(43,143)
Interest received	196	165
Acquisition of subsidiary non-controlling interest (note 23)	(121,350)	(513)
	(121,154)	(43,491)

Decrease in cash	(2,955,196)	(811,671)
Cash, beginning of period	3,323,708	1,623,957
Cash, end of period	$368,512	$812,286

See accompanying notes to condensed interim consolidated financial statements.

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

1.	Reporting entity:

Greenbrook TMS Inc. (the “Company”), an Ontario corporation along with its subsidiaries, controls and operates a network of outpatient mental health services centers that specialize in the provision of Transcranial Magnetic Stimulation (“TMS”) therapy and other treatment modalities for the treatment of depression and related psychiatric services.

The Company’s head and registered office is located at 890 Yonge Street, 7th Floor, Toronto, Ontario, Canada, M4W 3P4. The Company’s United States corporate headquarters is located at 8401 Greensboro Drive, Suite 425, Tysons Corner, Virginia, USA, 22102.

2.	Basis of presentation:

(a)	Going concern:

These condensed interim consolidated financial statements for the three and nine months ended September 30, 2024 have been prepared in accordance with IAS 34 – Interim Financial Reporting, as issued by the International Accounting Standards Board (“IASB”) and the basis of presentation outlined in note 2(c) on the assumption that the Company is a going concern and will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

The Company has experienced losses since inception and has negative cash flow from operating activities of $30,305,362 for the nine months ended September 30, 2024 ($8,409,154 – nine months ended September 30, 2023). The Company’s cash balance, excluding restricted cash, as at September 30, 2024 was $368,512 ($3,323,708 as at December 31, 2023) and negative working capital as at September 30, 2024 was $143,122,268 (negative working capital of $25,065,387 as at December 31, 2023).

On July 14, 2022, the Company entered into a credit agreement (the “Madryn Credit Agreement”), as amended, for a $75,000,000 secured credit facility (the “Madryn Credit Facility”) with Madryn Fund Administration, LLC and its affiliated entities (collectively, “Madryn”). Upon closing of the Madryn Credit Facility, the Company drew a $55,000,000 term loan under the Madryn Credit Facility. In addition, the Madryn Credit Facility permits the Company to draw up to an additional $20,000,000 in a single draw at any time on or prior to December 31, 2024 for purposes of funding future mergers and acquisition activity.

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

2.	Basis of presentation (continued):

On March 23, 2023, the Company completed a non-brokered private placement of common shares of the Company (the “Common Shares”), for aggregate gross proceeds to the Company of approximately $6,250,000 (the “2023 Private Placement”). The 2023 Private Placement included investments by Madryn, together with certain of the Company’s other major shareholders, including Greybrook Health Inc. (“Greybrook Health”) and affiliates of Masters Special Situations LLC (“MSS”).

On July 13, 2023, the Company entered into a purchase agreement (the “Alumni Purchase Agreement”) with Alumni Capital LP (“Alumni”). The Alumni Purchase Agreement provided equity line financing for sales from time to time of up to $4,458,156 of Common Shares. The Company issued an aggregate of 1,761,538 Common Shares under the Alumni Purchase Agreement for gross proceeds of $481,437.

On February 26, 2024, the Company completed a registered direct offering of Common Shares (the “February 2024 Direct Offering”). Pursuant to the February 2024 Direct Offering, an aggregate of 2,828,249 Common Shares were issued at a price of $0.20 per Common Share, for aggregate gross proceeds to the Company of $565,649. See note 14.

During the nine months ended September 30, 2024, the Company received an aggregate of $36,218,275 in debt financings from Madryn in order to satisfy short-term cash requirements, and certain amendments to the Madryn Credit Facility were also effected to amend the Company’s minimum liquidity covenant. See note 9.

The terms of the Madryn Credit Facility require the Company to satisfy various financial covenants including a minimum liquidity and minimum consolidated revenue amounts that became effective on July 14, 2022 and September 30, 2022, respectively. A failure to comply with these covenants, or failure to obtain a waiver for any non-compliance, would result in an event of default under the Madryn Credit Agreement and would allow Madryn to accelerate repayment of the debt, which could materially and adversely affect the business, results of operations and financial condition of the Company. On February 21, 2023, March 20, 2023, June 14, 2023, July 3, 2023, July 14, 2023, August 1, 2023, August 14, 2023, September 15, 2023, September 29, 2023, October 12, 2023, November 15, 2023, December 14, 2023, January 19, 2024, February 15, 2024, March 15, 2024, March 28, 2024, May 1, 2024, June 4, 2024, June 25, 2024, July 18, 2024, August 2, 2024, August 19, 2024, September 5, 2024, September 19, 2024, October 3, 2024, October 15, 2024, November 6, 2024 and November 27, 2024, the Company received waivers from Madryn with respect to the Company’s non-compliance with the minimum liquidity covenant, which has been extended to December 9, 2024. In addition, the Company also received a waiver relating to the requirement to deliver financial statements within 90 days of each fiscal year end until April 26, 2024, and audited financial statements for such fiscal year, accompanied by a report and opinion of an independent certified public accountant which is not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit. As at September 30, 2024, the Company was in compliance with the financial covenants of the Madryn Credit Agreement, as amended.

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

2.	Basis of presentation (continued):

On October 3, 2024, October 15, 2024 and November 6, 2024, the Company received an aggregate of $5,106,599 in debt financing from Madryn in order to satisfy the Company’s short-term cash requirements. See note 25.

On August 12, 2024, the Company entered into a definitive arrangement agreement (the “Arrangement Agreement”) with Neuronetics, Inc. (“Neuronetics”), in which Neuronetics will acquire all of the outstanding Common Shares of the Company in an all-stock transaction (the “Neuronetics Transaction”). The Neuronetics Transaction is expected to close during the fourth quarter of 2024, subject to approval by both the Company and Neuronetics shareholders, court approval in respect of the plan of arrangement as well as other customary closing conditions. The Arrangement Agreement provides for mutual termination fees of $1,900,000 in the event the Neuronetics Transaction is terminated by either party in certain circumstances, including to enter into a superior proposal. See note 14 and note 25.

As part of the Neuronetics Transaction, Madryn has agreed to convert all of the amount outstanding under the Madryn Credit Facility (as defined below) and all of the Subordinated Convertible Notes (as defined below) (including notes held by Madryn and other third-parties, which are forced to convert as a result of Madryn’s election) into Common Shares prior to the effective date of the Neuronetics Transaction.

On October 3, 2024, the Company converted all outstanding Subordinated Convertible Notes into an aggregate of 134,667,522 Common Shares at a conversion price of $0.078 per Common Share. See note 25.

On February 22, 2024, the Company received the final delisting notice from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) due to the continued failure to satisfy either the $1.00 minimum bid price listing requirement in Nasdaq Listing Rule 5550(a)(2) or the minimum stockholders’ equity requirements in Nasdaq Listing Rule 5550(b). Consequently, the trading of the Company’s Common Shares was suspended as of the open of trading on February 26, 2024. The Company determined that it was in the overall best interests of the Company not to appeal the decision. Subsequently, the Company’s Common Shares have been quoted on OTCQB Market, operated by OTC Markets Group Inc. (the “OTCQB Market”).

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

2.	Basis of presentation (continued):

Although the Company believes it will become cash flow positive in the future, the timing of this is uncertain given that the Company has historically not been able to meet its forecast, and is also dependent on the closing of the Neuronetics Transaction, and the Company’s ability to meet its debt obligations and remain in compliance with debt covenants. The Company will require additional financing in order to fund its operating and investing activities, including making timely payments to certain vendors, landlords, lenders (including shareholders) and similar other business partners. The delay in such payments may result in potential defaults under the terms of the agreements the Company has with various parties. As such, additional financing is required in order for the Company to repay its short-term obligations. The Company has historically been able to obtain financing from supportive shareholders, its lenders and other sources when required; however, the Company may not be able to access further equity or debt financing when needed. As such, there can be no assurance that the Company will be able to obtain additional liquidity when needed or under acceptable terms, if at all. If additional financing is not obtained, the Company may not be able to repay its short-term obligations and will need to obtain additional amendments or waivers from Madryn in order to remain compliant with the covenants and avoid Madryn accelerating repayment of the debt; however, there can be no assurances that such amendments or waivers will be obtained, which may result in a requirement to file for bankruptcy protection. The existence of the above-described conditions indicate substantial doubt as to the Company’s ability to continue as a going concern as at September 30, 2024.

These condensed interim consolidated financial statements do not reflect adjustments that would be necessary if the going concern assumptions were not appropriate. If the going concern basis was not appropriate for these condensed interim consolidated financial statements, then adjustments would be necessary to the carrying value of assets and liabilities, the reported expenses, and the condensed interim consolidated statements of financial position classification used, and these adjustments may be material.

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

2.	Basis of presentation (continued):

(b)	Statement of compliance:

These condensed interim consolidated financial statements for the three and nine months ended September 30, 2024 have been prepared in accordance with IAS 34 – Interim Financial Reporting, as issued by the IASB. The disclosures contained in these condensed interim consolidated financial statements do not include all of the requirements of International Financial Reporting Standards as issued by the IASB (“IFRS”) for annual consolidated financial statements. These condensed interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company as at and for the year ended December 31, 2023. In accordance with IFRS 1 – First Time Adoption of International Financing Reporting Policies, as issued by the IASB, the Company has chosen to retrospectively apply IFRS in accordance with IAS 8 – Accounting Policies, Changes in Accounting Estimates and Errors, as issued by the IASB.

These condensed interim consolidated financial statements comprise the accounts of Greenbrook TMS Inc., the parent company, and its subsidiaries. The Company accounts for its controlled subsidiaries using the consolidation method of accounting from the date that control commences and is deconsolidated from the date control ceases. All intercompany transactions and balances have been eliminated on consolidation.

These condensed interim consolidated financial statements were approved by the Board of Directors of the Company (the “Board”) and authorized for issue by the Board on November 29, 2024.

(c)	Basis of measurement:

These condensed interim consolidated financial statements have been prepared on a historic cost basis except for financial instruments classified as fair value through profit or loss, which are stated at their fair value. Other measurement bases are described in the applicable notes.

Presentation of the condensed interim consolidated statements of financial position differentiates between current and non‑current assets and liabilities. The condensed interim consolidated statements of net loss and comprehensive loss are presented using the function classification of expense.

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

2.	Basis of presentation (continued):

Regional operating loss presents regional operating loss on an entity-wide basis and is calculated as total revenue less direct center and patient care costs, other regional and center support costs, and depreciation. These costs encapsulate all costs (other than incentive compensation such as share-based compensation granted to senior regional employees) associated with the center and regional management infrastructure, including the cost of the delivery of treatments to patients and the cost of the Company’s regional patient acquisition strategy.

3.	Material accounting policies:

These condensed interim consolidated financial statements have been prepared using the material accounting policies consistent with those applied in the Company’s December 31, 2023 audited consolidated financial statements, except as described below relating to the application of IFRS 15, Revenue from Contracts with Customers (“IFRS 15”).

(a)	Revenue recognition:

Other revenue is recognized at a point in time upon the performance of services under contracts with customers and represents the consideration to which the Company expects to be entitled. Other revenue includes revenue from research agreements.

Research agreements consist of arrangements with other companies to perform studies and investigational tasks on the delivery and scalability of various treatment modalities. Revenue related to research agreements is recognized based on the completion of pre-set milestones, outlined in the contract.

4.	Recent accounting pronouncements:

There are no recent accounting pronouncements that are applicable or that are expected to have a significant impact on the Company.

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

5.	Property, plant and equipment:

	Leasehold improvements	TMS devices	Total

Cost

Balance, December 31, 2023	$359,662	$6,427,908	$6,787,570
Additions	–	699,903	699,903
Asset Disposal	(8,950)	(80,000)	(88,950)
Balance, September 30, 2024	$350,712	$7,047,811	$7,398,523

Accumulated depreciation

Balance, December 31, 2023	$156,540	$1,837,051	$1,993,591
Depreciation	46,078	722,369	768,447
Asset Disposal	(8,950)	(80,000)	(88,950)
Balance, September 30, 2024	$193,668	$2,479,420	$2,673,088

Net book value

Balance, December 31, 2023	$203,122	$4,590,857	$4,793,979
Balance, September 30, 2024	157,044	4,568,391	4,725,435

6.	Intangible assets:

	Management service agreement	Covenant not to compete	Total

Cost

Balance, December 31, 2023	$2,792,178	$355,238	$3,147,416
Additions	–	–	–
Asset Disposal	–	(355,238)	(355,238)
Balance, September 30, 2024	$2,792,178	$–	$2,792,178

Accumulated amortization

Balance, December 31, 2023	$2,176,641	$348,718	$2,525,359
Amortization	43,000	6,520	49,520
Asset Disposal	–	(355,238)	(355,238)
Balance, September 30, 2024	$2,219,641	$–	$2,219,641

Net book value

Balance, December 31, 2023	$615,537	$6,520	$622,057
Balance, September 30, 2024	572,537	–	572,537

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

7.	Right-of-use assets and lease liabilities:

The Company enters into lease agreements related to TMS devices and mental health treatment centers (“Treatment Centers”). These lease agreements range from one year to seven years in length.

Right-of-use assets are initially measured at cost, which is comprised of the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred.

Lease liabilities have been measured by discounting future lease payments using a rate implicit in the lease or the Company’s incremental borrowing rate. The Company’s incremental borrowing rate during the period ended September 30, 2024 is 14.5% (December 31, 2023 – 14.5%).

	TMS devices	Treatment Center locations	Total

Right-of-use assets, December 31, 2023	$2,127,558	$26,206,568	$28,334,126
Impact of lease additions, disposals and/or modifications	–	(1,657,187)	(1,657,187)
Exercise of buy-out options into property, plant and equipment	(699,903)	–	(699,903)
Depreciation on right-of-use assets	(152,150)	(3,725,790)	(3,877,940)
Right-of-use assets, September 30, 2024	$1,275,505	$20,823,591	$22,099,096

Total

Lease liabilities, December 31, 2023	$31,256,403
Impact of lease additions, disposals and/or modifications	(1,701,790)
Interest expense on lease liabilities	2,438,566)
Payments of lease liabilities	(6,435,072)

Lease liabilities, September 30, 2024	25,558,107
Less current portion of lease liabilities	(4,398,744)

Long term portion of lease liabilities	$21,159,363

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

8.	Accounts payable and accrued liabilities:

The accounts payable and accrued liabilities are as follows:

	September 30, 2024	December 31, 2023

Accounts payable	$10,563,496	$9,050,616
Accrued liabilities	4,385,207	4,651,014
Total	$14,948,703	$13,701,630

9.	Loans payable:

(a)	Borrowings:

	TMS device loans (i)	Credit Facility (ii)	Promissory notes (iii)	Neuronetics Note (iv)	Total
Short Term	$6,696	$130,439,726	$4,003,087	$4,000,000	$138,449,509
Long Term	–	–	178,981	–	178,981
Total, net	$6,696	$130,439,726	$4,182,068	$4,000,000	$138,628,490
Unamortized capitalized transaction costs	–	4,062,863	3,560,783	–	$7,623,646
Total, September 30, 2024	$6,696	$134,502,589	$7,742,851	$4,000,000	$146,252,136

(i)	TMS Device loans:

During the year ended December 31, 2022, the Company assumed loans as part of the Success TMS Acquisition (as defined below) from three separate financing companies for the purchase of TMS devices. These TMS device loans bear an average interest rate of 9.3% with average monthly blended interest and capital payments of $1,538 and matured or mature, as applicable, during the years ended or ending, as applicable, December 31, 2023 to December 31, 2025. There are no covenants associated with these loans.

During the nine months ended September 30, 2024, the Company repaid TMS device loans totalling $52,265 (nine months ended September 30, 2023 – $122,010).

(ii)	Credit Facility:

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

9.	Loans payable (continued):

On July 14, 2022, the Company entered into the Madryn Credit Agreement in respect of the Madryn Credit Facility. The Madryn Credit Facility provided the Company with a$55,000,000 term loan (the “Existing Loan”) that was funded at closing on July 14, 2022, with an option to draw up to an additional $20,000,000 in a single draw at any time on or prior to December 31, 2024 for the purposes of funding future mergers and acquisition activity. As at December 31, 2022, all amounts borrowed under the Madryn Credit Facility bore interest at a rate equal to the three-month London Interbank Offered Rate (“LIBOR”) plus 9.0%, subject to a minimum three-month LIBOR floor of 1.5%. The Madryn Credit Facility matures over 63 months and provides for four years of interest-only payments. The initial principal balance of $55,000,000 is due in five equal 3 month installments beginning on September 30, 2026. The Company has granted general security over all assets of the Company in connection with the performance and prompt payment of all obligations of the Madryn Credit Facility.

On February 1, February 21, March 20, March 24, August 1, September 15, October 19, November 2, November 15, December 5, December 14, and December 28, 2023, and January 19, February 5, February 15, March 1, March 15, March 29, April 15, May 1, May 15, June 4, June 25, June 27, July 18, August 2, August 19, September 5 and September 19, 2024, the Company entered into amendments to the Madryn Credit Facility, whereby Madryn extended an aggregate total of twenty-nine additional tranches of debt financing to the Company in an aggregate principal amount of $62,949,913, each of which were fully funded at closing of the applicable tranche (the “New Loans”). The terms and conditions of the New Loans are consistent with the terms and conditions of the Existing Loan. Subsequent to September 30, 2024, the Company entered into two additional amendments on October 3 and October 15, 2024. See note 25.

In addition, the Madryn Credit Facility was amended on February 21, 2023 to provide that, commencing March 31, 2023, all advances under the Madryn Credit Facility (including the New Loans) will cease to accrue interest using the LIBOR benchmark and instead will accrue interest at a rate equal to 9.0% plus the 3-month Term Secured Overnight Financing Rate (“SOFR”) benchmark (subject to a floor of 1.5%) plus 0.10%.

On September 19, 2024, the Madryn Credit Facility was amended to provide that the interest rate for any interest period occurring after September 19, 2024 shall be 0.0% per annum.

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

9.	Loans payable (continued):

The carrying amount of the Madryn Credit Facility as at September 30, 2024 is $130,439,726 (December 31, 2023 – $ 82,569,994). Interest expense for the three and nine months ended September 30, 2024 were $4,453,406 and $12,494,908, respectively (three and nine months ended September 30, 2023 – $2,581,804 and $7,373,225, respectively). Transaction costs of $5,279,268 were incurred and are deferred over the term of the Madryn Credit Facility, of which $768,612 was incurred during the nine months ended September 30, 2024 associated with the various amendments. Amortization of deferred transaction costs for the three and nine months ended September 30, 2024 were $342,425 and $ 959,510, respectively (three and nine months ended September 30, 2023 – $249,316 and $696,298, respectively) at an effective interest rate of 1.21% (December 31, 2023 – 1.50%) and were included in interest expense.

In accordance with the terms of the Madryn Credit Agreement, the Company has issued conversion instruments (each, a “Madryn Conversion Instrument”) to Madryn and certain of its affiliated entities that provide the holders thereof with the option to convert up to $5,000,000 of the outstanding principal amount of the Madryn Credit Facility into Common Shares at a price per share equal to $1.90, subject to customary anti-dilution adjustments. The New Loans provide the holders with the option to convert up to $2,430,149 of the outstanding principal amount of the New Loans into Common Shares at a price per share equal to $1.90, subject to customary anti-dilution adjustments. The instrument is convertible into up to 3,910,604 Common Shares. The conversion instruments have been recorded utilizing the no proceeds allocated method, which results in all proceeds allocated to the financial liability.

The terms of the Madryn Credit Agreement require the Company to satisfy various affirmative and negative covenants and to meet certain financial tests, including but not limited to, consolidated minimum revenue and minimum liquidity covenants. In addition, the Madryn Credit Agreement contains affirmative and negative covenants that limit, among other things, the Company’s ability to incur additional indebtedness outside of what is permitted under the Madryn Credit Agreement, create certain liens on assets, declare dividends and engage in certain types of transactions. The Madryn Credit Agreement also includes customary events of default, including payment and covenant breaches, bankruptcy events and the occurrence of a change of control. The Madryn Credit Facility also requires the Company to deliver to Madryn annual audited financial statements that do not contain any “going concern” note, however, the Company has obtained waivers from Madryn with respect to such obligation for fiscal 2023.

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

9.	Loans payable (continued):

On June 14, 2023, the Company received a waiver from Madryn under the Madryn Credit Agreement to temporarily reduce the Company’s minimum liquidity covenant until June 30, 2023. As consideration for the waiver, Madryn received an amendment fee in the amount of $1,000,000, which was paid-in-kind by adding the amount to the outstanding principal balance of the loan and was recorded in corporate, general and administrative expenses. On August 1, 2023, the Company amended the Madryn Credit Agreement to convert the June 30, 2023 cash interest payment into paid-in-kind interest. During the nine months ended September 30, 2024, the Company amended the Madryn Credit Agreement to convert the March 31, 2024 and June 30, 2024 cash interest payments into paid-in-kind interest. Additionally, the Company amended the Madryn Credit Agreement on September 19, 2024 to defer the September 30, 2024 cash interest payment to a later date, to be determined by the Company and Madryn.

On February 21, March 20, June 14, July 3, July 14, August 1, August 14, September 15, September 29, October 12, November 15 and December 14, 2023, and January 19, February 15, March 15, March 28, May 1, June 4, June 25, July 18, August 2, September 5, October 3, October 15, November 6 and November 27, 2024, the Company received waivers from Madryn with respect to the Company’s non-compliance with the minimum liquidity covenant. As at September 30, 2024, the Company was in compliance with the financial covenants under the Madryn Credit Agreement. In addition, the Company also received a waiver relating to the requirement to deliver financial statements within 90 days of 2023 fiscal year end until April 26, 2024, and audited financial statements for such fiscal year, accompanied by a report and opinion of an independent certified public accountant which is not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

Pursuant to the 2023 Private Placement completed on March 23, 2023, Madryn is also a shareholder of the Company.

Pursuant to the Arrangement Agreement entered into on August 12, 2024, Madryn has agreed to convert all of the amount outstanding under the Madryn Credit Facility into Common Shares, prior to the effective date of the Neuronetics Transaction. As at September 30, 2024, the total amount outstanding under the Madryn Credit Facility is recognized as a current liability due to the conversion expected in the fourth quarter of 2024. See note 14.

(iii)	Promissory notes:

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

9.	Loans payable (continued):

On July 14, 2022, the Company assumed two promissory notes in connection with the acquisition of Check Five LLC, a Delaware limited liability company (doing business as “Success TMS”) (the “Success TMS Acquisition”) totaling $200,000. These promissory notes bear interest at a rate of 5% per annum and have a maturity date of December 31, 2025. Upon acquisition, these two promissory notes were fair valued using an interest rate of 12%.

On February 3, 2023, the Company issued additional promissory notes to certain officers of the Company, in the aggregate amount of $60,000. These promissory notes, along with the $690,000 issued to shareholders (see note 10(b)) on February 3, 2023, total $750,000 (the “February 2023 Notes”). The February 2023 Notes bear interest at a rate consistent with the Madryn Credit Facility and mature on the earlier of September 30, 2027, at the election of the noteholders upon a change of control, upon the occurrence of an event of default and acceleration by the noteholders, or the date on which the loans under the Madryn Credit Facility are repaid. On August 28, 2023, the total $60,000 par value of the February 2023 Notes issued to certain officers of the Company were subsequently exchanged for Subordinated Convertible Notes.

On August 15, August 28, September 1, September 25, September 26, September 27, September 29, October 3, October 12 and October 13, 2023, the Company issued subordinated convertible promissory notes (the “Subordinated Convertible Notes”) to Madryn, certain officers of the Company and various investors in an aggregate amount of $6,505,000 pursuant to a note purchase agreement (as amended or supplemented from time to time, the “Note Purchase Agreement”). All Subordinated Convertible Notes bear interest at a rate consistent with the Madryn Credit Facility and mature on the earlier of March 31, 2028, in the event of a change of control, acceleration of other indebtedness, or six months following repayment or refinancing of all loans under the Madryn Credit Facility.

In accordance with the terms of the Note Purchase Agreement, each holder of a Subordinated Convertible Note has the option to convert any amount up to the outstanding principal amount plus accrued interest into Common Shares at any time at the election of the holders of the Subordinated Convertible Notes or on a mandatory basis by all noteholders at the request of Madryn. The Subordinated Convertible Notes are convertible into Common Shares at a conversion price equal to the lesser of 85% of the closing price per Common Share on Nasdaq or any other market as of the closing date for such Subordinated Convertible Note, as adjusted from time to time, 85% of the 30-day volume weighted average trading price of the Common Shares prior to conversion, or if the Common Shares are not listed on any of Nasdaq or another trading market at the time of conversion, a per share price equal to 85% of the fair market value per Common Share as of such date, provided that, in any event, the conversion price shall not be lower than $0.078 and no more than 200,000,000 total Common Shares can be issued upon conversion. The conversion price is also subject to anti-dilution adjustments. The Subordinated Convertible Notes have been recorded utilizing the no proceeds allocated method, which results in all proceeds allocated to the financial liability.

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

9.	Loans payable (continued):

In connection with the issuance of the Subordinated Convertible Notes, the Company concurrently entered into amendments to the Madryn Credit Agreement and the Neuronetics Note (as defined below), pursuant to which the Company is permitted to incur the indebtedness under the Subordinated Convertible Notes.

Transaction costs of $184,755 and conversion instruments of $3,827,038 were incurred and are deferred over the term of the Subordinated Convertible Notes. Amortization of deferred transaction costs for the three and nine months ended September 30, 2024 was $128,920 and $345,319, respectively (three and nine months ended September 30, 2023 – $17,139 and $17,139, respectively) and were included in interest expense.

The carrying value of all promissory notes referenced in note 9(a)(iii) as at September 30, 2024 is $4,182,068 (December 31, 2023 – $3,065,170). Interest expense for the three and nine months ended September 30, 2024 was $258,499 and $754,021, respectively (three and nine months ended September 30, 2023 – $70,297 and $84,050, respectively). During the three and nine months ended September 30, 2024, the Company repaid promissory notes totalling nil and nil, respectively (three and nine months ended September 30, 2023 – nil and nil, respectively).

On October 3, 2024, all outstanding Subordinated Convertible Notes were converted into an aggregate of 134,667,522 Common Shares at a conversion price of $0.078 per Common Share, following the receipt of a conversion notice from Madryn. As part of the conversion, all interest accrued on the Subordinated Convertible Notes held by Madryn was waived. As at September 30, 2024, the total amount outstanding under the Subordinated Convertible Notes is recognized as a current liability due to the conversion on October 3, 2024. See note 14 and note 25.

(iv)	Neuronetics Note:

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

9.	Loans payable (continued):

On March 31, 2023, the Company entered into an agreement with Neuronetics to convert the Company’s outstanding account balance payable to Neuronetics of $5,883,644, together with Neuronetics’ out-of-pocket financing costs, into a $6,000,000 secured promissory note (the “Neuronetics Note”). All amounts borrowed under the Neuronetics Note will bear interest at a rate of SOFR plus 7.65%.

Pursuant to the terms of the Neuronetics Note, in the event of default under the Neuronetics Note, the Company will be required to issue common share purchase warrants (the “Neuronetics Warrants”) to Neuronetics equal to (i) 200% of the unpaid amount of any delinquent amount or payment due and payable under the Neuronetics Note, together with all outstanding and unpaid accrued interest, fees, charges and costs, divided by (ii) the exercise price of the Neuronetics Warrants, which will represent a 20% discount to the 30-day volume-weighted average closing price of the Company’s Common Shares quoted on OTCQB Market prior to the date of issuance. Under the Neuronetics Note, the Company has granted Neuronetics a security interest in all of the Company’s assets.

In connection with the entry into the Neuronetics Note, the Company concurrently entered into an amendment to the Madryn Credit Agreement pursuant to which the Company is permitted to incur the indebtedness under the Neuronetics Note.

The carrying value of the Neuronetics Note as at September 30, 2024 is $4,000,000 (December 31, 2023 – $5,200,000). Interest expense for the three and nine months ended September 30, 2024 was $137,372 and $451,907, respectively (three and nine months ended September 30, 2023 – $188,889 and $378,964, respectively). During the three and nine months ended September 30, 2024, the Company repaid a total of $537,372 and $1,651,907, respectively of the Neuronetics Note (three and nine months ended September 30, 2023 – $533,333 and $533,333, respectively).

On August 12, 2024, the Company entered into the Arrangement Agreement with Neuronetics, pursuant to which Neuronetics will acquire all of the outstanding Common Shares of the Company in an all-stock transaction. As at September 30, 2024, the total amount outstanding under the Madryn Credit Facility is recognized as a current liability as a result of entering into the Arrangement Agreement and the expected closing date of the Neuronetics Transaction in the fourth quarter of 2024. See note 14 and note 25.

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

9.	Loans payable (continued):

(b)	Non-controlling interest loans:

	September 30, 2024	December 31, 2023

Non-controlling interest loans	$58,074	$63,174

The non-controlling interest holder partners of the Company, from time to time, provide additional capital contributions in the form of capital loans to the Company’s subsidiaries. These loans bear interest at a rate of 10%, compounded on a monthly basis. The loans are unsecured and are repayable subject to certain liquidity and solvency requirements and are classified as current liabilities.

10.	Shareholder loans:

(a)	February 2023 Notes, February 2023 Greybrook Note and August 2023 Greybrook Note:

On February 3, 2023, the Company issued the February 2023 Notes to certain shareholders of the Company in an aggregate amount of $690,000. The February 2023 Notes bear interest at a rate consistent with the Madryn Credit Facility and mature on the earlier of September 30, 2027, at the election of the noteholders upon a change of control, upon the occurrence of an event of default and acceleration by the noteholders, or the date on which the loans under the Madryn Credit Facility are repaid.

On February 28, 2023, the Company issued a promissory note to Greybrook Health, who is a significant shareholder of the Company (the “February 2023 Greybrook Note”). The February 2023 Greybrook Note totals $1,000,000 and bears interest at a rate consistent with the Madryn Credit Facility and matures on the earlier of September 30, 2027, at the election of the noteholder upon a change of control, upon the occurrence of an event of default and acceleration by the noteholder, or the date on which the loans under the Madryn Credit Facility are repaid. In conjunction with the issuance of the February 2023 Greybrook Note, the Company granted Greybrook Health an option to convert up to $1,000,000 of the outstanding principal amount of the February 2023 Greybrook Note into Common Shares at a conversion price per share equal to 85.0% of the volume-weighted average trading price of the Common Shares on the Nasdaq for the five trading days immediately preceding the date of conversion, subject to customary anti-dilution adjustments and conversion limitations required by Nasdaq. This conversion instrument was terminated on August 28, 2023 in connection with the exchange of the February 2023 Greybrook Note into Subordinated Convertible Notes. As additional consideration for the February 2023 Greybrook Note, the Company issued 135,870 common share purchase warrants to Greybrook Health (the “February 2023 Greybrook Warrants”), each exercisable for one Common Share at an exercise price of $1.84 per Common Share, subject to customary anti-dilution adjustments, expiring on February 28, 2028. There is a cashless exercise feature associated with the February 2023 Greybrook Warrants available to Greybrook Health.

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

10.	Shareholder loans (continued):

On February 28, 2023, the fair value of the February 2023 Greybrook Note was $1,176,471 and the value of the February 2023 Greybrook Warrants at grant date was $63,587, for a total fair value of $1,240,058. The February 2023 Greybrook Note par value is $1,000,000, resulting in a loss on inception of $240,058, allocated to both the February 2023 Greybrook Note and the February 2023 Greybrook Warrants, on a pro-rated basis. The loss on inception will be deferred over the term of the February 2023 Greybrook Note. The fair value of the February 2023 Greybrook Warrants on the date of inception has been deducted from the carrying value of the February 2023 Greybrook Note as a transaction cost. See note 11(a)(ii) for February 2023 Greybrook Warrants.

On August 1, 2023, the Company issued an additional promissory note to Greybrook Health (the “August 2023 Greybrook Note”). The August 2023 Greybrook Note totals $1,000,000 and bears interest at a rate consistent with the Madryn Credit Facility and matures on the earlier of September 30, 2027, at the election of the noteholder upon a change of control, upon the occurrence of an event of default and acceleration by the noteholder, or the date on which the loans under the Madryn Credit Facility are repaid. In conjunction with the issuance of the August 2023 Greybrook Note, the Company granted Greybrook Health 250,000 common share purchase warrants, exercisable at 85% of the volume weighted average trading price of the Common Shares on the Nasdaq for the five trading days immediately preceding the exercise date, or if the Common Shares are not listed on any trading market at the time of exercise, a per share price based on fair market value, as determined by the Board, subject to customary anti-dilution adjustments, expiring on August 1, 2028 (the “August 2023 Greybrook Warrants” and, together with the February 2023 Greybrook Warrants, the “Greybrook Warrants”). See note 11(a)(ii).

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

10.	Shareholder loans (continued):

Transaction costs of $109,132 were incurred and are deferred over the term of the February 2023 Notes, the February 2023 Greybrook Note and the August 2023 Greybrook Note. Amortization of deferred transaction costs and deferred losses for the three and nine months ended September 30, 2024 were nil and nil, respectively (three and nine months ended September 30, 2023 – $4,817 and $8,491, respectively) and were included in interest expense. On August 28, 2023, the February 2023 Notes, February 2023 Greybrook Note and August 2023 Greybrook Note were exchanged into Subordinated Convertible Notes. All unamortized transaction costs and deferred losses were immediately expensed and interest accrued was forfeited upon exchange. A gain of $29,499 on loan extinguishment was recognized on the exchange of these instruments for Subordinated Convertible Notes.

The carrying value of the February 2023 Notes, the February 2023 Greybrook Note and the August 2023 Greybrook Note as at September 30, 2024 is nil (December 31, 2023 – nil).

(b)	Subordinated Convertible Notes:

On August 15, 2023, the Company issued Subordinated Convertible Notes to certain shareholders of the Company in an aggregate amount of $500,000, and on August 28, 2023, exchanged $3,690,000 of the February 2023 Notes, the February 2023 Greybrook Note and the August 2023 Greybrook Note for Subordinated Convertible Notes. The Subordinated Convertible Notes bear interest at a rate consistent with the Madryn Credit Facility, are convertible into Common Shares pursuant to the terms of the Note Purchase Agreement and mature on the earlier of March 31, 2028, in the event of a change of control, acceleration of other indebtedness, or six months following repayment or refinancing of all loans under the Madryn Credit Facility. The conversion feature associated with the Subordinated Convertible Notes have been recorded utilizing the no proceeds allocated method, which results in all proceeds allocated to the financial liability.

In connection with the issuance of the Subordinated Convertible Notes, the Company concurrently entered into amendments to the Madryn Credit Agreement and the Neuronetics Note, pursuant to which the Company is permitted to incur the indebtedness under the Subordinated Convertible Notes.

Transaction costs of $42,105 and conversion instruments of $1,951,357 were incurred and are deferred over the term of the Subordinated Convertible Notes. Amortization of deferred transaction costs for the three and nine months ended September 30, 2024 were $64,012 and $171,569, respectively (three and nine months ended September 30, 2023 – $16,232 and $16,232, respectively) and were included in interest expense.

The carrying value of the Subordinated Convertible Notes as at September 30, 2024 is $1,964,568 (December 31, 2023 – $1,420,393).

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

10.	Shareholder loans (continued):

Interest expense for the three and nine months ended September 30, 2024 were $127,739 and $372,606, respectively (three and nine months ended September 30, 2023 – $59,711 and $59,711, respectively). During the three and nine months ended September 30, 2024, the Company repaid nil and nil of the Subordinated Convertible Notes, respectively (three and nine months ended September 30, 2023 – nil and nil, respectively).

On October 3, 2024, all outstanding Subordinated Convertible Notes were converted into an aggregate of 134,667,522 Common Shares at a conversion price of $0.078 per Common Share, following the receipt of a conversion notice from Madryn. As at September 30, 2024, the total amount outstanding under the Subordinated Convertible Notes is recognized as a current liability due to the conversion on October 3, 2024. See note 14 and note 25.

11.	Other payables:

(a)	Lender warrants:

	September 30, 2024	December 31, 2023

Lender warrants	$–	$–

(i)	Oxford Warrants

On December 31, 2020, as consideration for providing a credit and security agreement (the “Oxford Credit Facility”), the Company issued 51,307 common share purchase warrants to Oxford Finance LLC, each exercisable for one Common Share at an exercise price of C$11.20 per Common Share, expiring on December 31, 2025 (the “Oxford Warrants”).

As the exercise price is denoted in a different currency than the Company’s functional currency, the Oxford Warrants are recorded as a financial liability on the condensed interim consolidated statements of financial position. As at September 30, 2024, the value of the Oxford Warrants was nil (December 31, 2023 – nil).

The change in fair value of the Oxford Warrants during the three and nine months ended September 30, 2024 was nil and nil, respectively (three and nine months ended September 30, 2023 – decrease of nil and $6,567, respectively) and was recorded in corporate, general and administrative expenses.

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

11.	Other payables (continued):

Under the terms of the Arrangement Agreement, each Oxford Warrant (whether vested or unvested) outstanding immediately prior to the closing time of the Neuronetics Transaction (the “Effective Time”) will be, and will be deemed to be, surrendered for cancellation and transferred to the Company in consideration for the issuance by the Company of that number of Common Shares (‘‘Net Warrant Surrender Shares’’), if any, equal to, rounded down to the nearest whole share: (i) the number of Common Shares subject to such Oxford Warrant immediately prior to the Effective Time minus (ii) the number of Common Shares that, when multiplied by the closing price of a Common Share on the OTCQB Market on the trading day immediately preceding the Effective Time, is equal to the aggregate exercise price of such Oxford Warrant (and in the event that such number of Common Shares is negative, it will be deemed to be zero), and the holder of the Oxford Warrant will be and will be deemed to be the holder of such number of Net Warrant Surrender Shares.

(ii)	Greybrook Health Warrants

As consideration for the purchase of the February 2023 Greybrook Note, the Company issued 135,870 February 2023 Greybrook Warrants to Greybrook Health. Each February 2023 Greybrook Warrant is exercisable for one common share at an exercise price of $1.84, subject to customary anti-dilution adjustments. The February 2023 Greybrook Warrants will expire on February 28, 2028. As there is a cashless exercise option for the February 2023 Greybrook Warrants, they are recorded as a financial liability on the condensed interim consolidated statements of financial position. See note 10(a).

As consideration for the purchase of the August 2023 Greybrook Note issued on August 1, 2023, the Company issued 250,000 August 2023 Greybrook Warrants. Each August 2023 Greybrook Warrant is exercisable for one common share at an exercise price equal to 85% of the volume weighted average trading price of the common shares on the Nasdaq for the five trading days immediately preceding the applicable exercise date, or if the common shares are not listed on any trading market at the time of exercise, a per share price based on fair market value, as determined by the Board, subject to customary anti-dilution adjustments, expiring on August 1, 2028.

As at September 30, 2024, the value of the Greybrook Warrants was nil (December 31, 2023 – nil). The change in fair value of the Greybrook Warrants during the three and nine months ended September 30, 2024 was a decrease of nil and nil, respectively (three and nine months ended September 30, 2023 – $45,424 and $73,414, respectively) and was recorded in corporate, general and administrative expenses.

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

11.	Other payables (continued):

(b)	Deferred share units:

	September 30, 2024	December 31, 2023

Deferred share units	$43,460	$376,565

On May 6, 2021, the Company adopted a deferred share unit plan (the “DSU Plan”) for non-employee directors (each, a “Non-Employee Director”). Each Non-Employee Director is required to take at least 50% of their annual retainer (other than annual committee chair retainers) in deferred share units (“DSUs”) and may elect to take additional amounts in the form of DSUs. Discretionary DSUs may also be granted to Non-Employee Directors under the DSU Plan. The DSUs granted vest immediately.

Following a Non-Employee Director ceasing to hold all positions with the Company, the Non-Employee Director will receive a payment in cash equal to the fair market value of the Common Shares represented by the Non-Employee Director’s DSUs generally within ten days of the Non-Employee Director’s elected redemption date.

As the DSUs are cash-settled, the DSUs are recorded as cash-settled share-based payments and a financial liability has been recognized on the condensed interim consolidated statements of financial position. During the three and nine months ended September 30, 2024, nil and 2,588,746 DSUs were granted, respectively (three and nine months ended September 30, 2023 – 469,384 and 874,601, respectively). As at September 30, 2024, the value of the financial liability attributable to the DSUs was $43,460 (December 31, 2023 – $376,565). For the three and nine months ended September 30, 2024, the Company recognized a recovery of $306,856 and $333,105, respectively (three and nine months ended September 30, 2023 – recovery of $151,084 and $273,938, respectively) in corporate, general and administrative expenses related to the DSUs.

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

11.	Other payables (continued):

In accordance with the Arrangement Agreement, each DSU, whether vested or unvested, outstanding immediately prior to the Effective Time will be deemed to be unconditionally fully vested, and thereafter such DSU will, without any further action by or on behalf of the holder of such DSU, be deemed to be assigned and transferred by such holder to the Company and will immediately be cancelled in exchange for: (i) if the closing price of a Common Share on the OTCQB Market on the trading day immediately preceding the Effective Time (the “Effective Date Market Price”’) is less than or equal to $0.0846 (the ‘‘Minimum Price’’), a cash payment equal to the Effective Date Market Price; and (ii) if the Effective Date Market Price is greater than the Minimum Price, at the election of Neuronetics, either (A) a cash payment equal to the Effective Date Market Price, or (B) such number of Neuronetics Shares equal to the Effective Date Market Price divided by the closing price of a Neuronetics Share on Nasdaq on the trading day immediately preceding the Effective Date, less any applicable withholdings.

(c)	Performance share units:

	September 30, 2024	December 31, 2023

Performance share units	$–	$1,047

On May 6, 2021, the Company’s Equity Incentive Plan was amended and restated to permit the Company to grant performance share units (“PSUs”) and restricted share units (“RSUs”), in addition to stock options. Under the Equity Incentive Plan, the Company pays equity instruments of the Company, or a cash payment equal to the fair market value thereof, as consideration in exchange for employee and similar services provided to the Company. The Equity Incentive Plan is open to employees, directors, officers and consultants of the Company and its affiliates; however, Non-Employee Directors are not entitled to receive grants of PSUs.

On August 5, 2021, 38,647 PSUs were granted under the Equity Incentive Plan. The performance period in respect of this award was August 5, 2021 to December 31, 2023. The PSUs vested on December 31, 2023 (the “Vesting Date”). Pursuant to the grant agreement, upon satisfaction of the performance vesting conditions, the PSUs were settled in cash.

The Company finalized that 3,865 PSUs vested on the Vesting Date.

As at September 30, 2024, the value of the financial liability attributable to the PSUs is ---nil (December 31, 2023 – $1,047).

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

11.	Other payables (continued):

As at September 30, 2024, the Company has not issued any RSUs under the Equity Incentive Plan (December 31, 2023 – nil).

The change in fair value of the PSUs during the three and nine months ended September 30, 2024 was a decrease of nil and $1,047, respectively (three and nine months ended September 30, 2023 – a decrease of $1,507 and $43,748, respectively) and was recorded in corporate, general and administrative expenses.

(d)	Device contract termination:

	September 30, 2024	December 31, 2023

Device contract termination	$–	$3,750,000

On August 21, 2023, the Company entered into a settlement and mutual release agreement with a TMS device manufacturer for the termination of TMS device contracts. In accordance with the terms of the settlement, the Company recognized an amount payable of $6,600,000, due in equal instalments over 44 weeks. As a result of the settlement and mutual release agreement, the Company recognised a gain on extinguishment of liabilities totalling $2,030,635, offset by a loss on impairment of right-of-use assets totalling $5,211,751 resulting in a net loss on device contract termination of $3,181,116. Pursuant to the terms of the mutual release, in the event of default, interest will accrue at a rate of 6% per annum on any unpaid portion. During the three and nine months ended September 30, 2024, a loss of nil and nil on the settlement was recognized in the condensed interim consolidated statements of net loss and comprehensive loss, respectively (three and nine months ended September 30, 2023 – $3,181,116 and $3,181,116, respectively).

(e)	Klein Note settlement:

	September 30, 2024	December 31, 2023

Klein Note settlement	$–	$1,603,169

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

11.	Other payables (continued):

On July 14, 2022, in connection with the Success TMS Acquisition, the Company assumed the obligation of Success TMS to repay a promissory note (the “Klein Note”) to Benjamin Klein, who was a significant shareholder of the Company, totalling $2,090,264.

On November 20, 2023, the Company entered into a settlement agreement in respect of the Klein Note. In accordance with the terms of the settlement, the Company was required to make payments totalling $2,228,169, structured as an initial immediate payment of $250,000, weekly payments of $75,000 thereafter up to and until the May 1, 2024 maturity date of the promissory note, upon which the balance owing became due. In accordance with the terms of the settlement, the Klein Note was fully repaid on May 1, 2024.

(f)	PA Settlement Agreement:

	September 30, 2024	December 31, 2023

PA Settlement Agreement	$533,333	$–

On May 24, 2023, Success TMS and its direct and indirect owners, including Benjamin Klein filed a complaint in the Superior Court of the State of Delaware against the Company and certain executive officers of the Company, and subsequently filed a first amended complaint on August 31, 2023 (the “Delaware Complaint”), concerning alleged disputes arising out of the Success TMS Acquisition.

On August 9, 2024, the Company entered into a settlement agreement and release (the “PA Settlement Agreement”) with Benjamin Klein, Success Behavioral Holdings, LLC, Theragroup LLC, Batya Klein (collectively, the “Plaintiffs”) and The Bereke Trust U/T/A dated 2/10/03 to fully settle the Delaware Complaint (the “Settlement”).

Pursuant to the PA Settlement Agreement and in full satisfaction of the claims, the Company has agreed to (i) pay the Plaintiffs a cash settlement amount equal to $800,000, comprised of a $200,000 up-front payment followed by equal monthly installments of approximately $67,000, (ii) the entry into an assignment and assumption agreement effectively providing for the transfer to Benjamin Klein of the Company’s 12 Treatment Center locations in the State of New Jersey, and (iii) payment of certain payroll taxes owing in the amount of approximately $110,000, plus interest and penalties owing thereon. The Settlement closed on August 15, 2024.

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

11.	Other payables (continued):

In conjunction with the Settlement, Benjamin Klein relinquished to the Company all of the 11,634,660 Common Shares (the “Klein Shares”) beneficially owned, controlled or directed, directly or indirectly, by Benjamin Klein that were issued in connection with the Success TMS Acquisition in July 2022 (which includes 2,908,665 Common Shares that were held in escrow and were released back to the Company). The Klein Shares were returned to treasury for cancellation.

(g)	Neuronetics Transaction Costs:

	September 30, 2024	December 31, 2023

Neuronetics Transaction Costs	$1,370,602	$–

It has been agreed between the parties to the Arrangement Agreement that certain transaction costs incurred by the Company in connection with the Neuronetics Transaction (the “Neuronetics Transaction Costs”) will be assumed and paid by Neuronetics on closing of the Neuronetics Transaction. The Neuronetics Transaction Costs include, without limitation, fees and expenses of financial advisors, any amount paid to current or purported finders, advisors or dealers, legal advisors, auditors, or other professional consultants, and printing, mailing, transfer agent and depositary and other costs and expenses relating to the special meeting of the Company’s shareholders, required to be called and held in accordance with the Arrangement Agreement. See note 14.

As of September 30, 2024, the Neuronetics Transaction Costs were $1,370,602 (December 31, 2023 – nil).

(h)	Conversion instruments:

	September 30, 2024	December 31, 2023

Conversion instruments	$–	$7,384,298

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

11.	Other payables (continued):

(i)	Madryn Conversion Instruments:

On July 14, 2022, in connection with the Madryn Credit Facility, the Company issued the Madryn Conversion Instruments to Madryn and certain of its affiliated entities. The Madryn Conversion Instruments provide the holders thereof with the option to convert up to an aggregate of $5,000,000 of the outstanding principal amount of the Existing Loan into common shares of the Company at a price per share equal to $1.90, subject to customary anti-dilution adjustments. The New Loans provide the holders with the option to convert up to $845,364 of the outstanding principal amount of the New Loans into common shares of the Company at a price per share equal to $1.90, subject to customary anti-dilution adjustments. See note 10(a)(ii) and note 25.

The embedded derivative in relation to the Madryn Conversion Instruments were fair valued using the finite difference valuation method and are recorded as a financial liability in other payables on the consolidated statements of financial position. On inception, the aggregate value of the Madryn Conversion Instruments was $1,059,902. As at September 30, 2024, the aggregate value of the Madryn Conversion Instruments was nil (December 31, 2023 – $106,386).

(ii)	Promissory Note Conversion Instruments:

In connection with the issuance of the convertible promissory notes and 2023 Convertible Promissory Notes, the Company has issued Promissory Note Conversion Instruments.

The embedded derivative in relation to the Promissory Note Conversion Instruments were fair valued using the Monte Carlo Simulation valuation method and are recorded as a financial liability in other payables on the consolidated statements of financial position. On inception, the aggregate value of the Promissory Note Conversion Instruments was $5,778,395. As at September 30, 2024, the aggregate value of the Promissory Note Conversion Instruments was nil (December 31, 2023 – $7,277,912).

The change in fair value of the conversion instruments during the three and nine months ended September 30, 2024 was a decrease of $1,864,099 and $7,384,298, respectively (three and nine months ended September 30, 2023 – decrease of $345,622 and $1,721,548, respectively) and was recorded in corporate, general and administrative expenses.

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

12.	Deferred and contingent consideration:

	September 30, 2024	December 31, 2023

Deferred and contingent consideration	$1,000,000	$1,000,000

The deferred and contingent consideration payable balance related to the acquisition of Achieve TMS East, LLC and Achieve TMS Central, LLC (the “Achieve TMS East/Central Acquisition”) as at December 31, 2021 was $1,250,000, made up of an estimated nil earn-out payable and $1,250,000 in restricted cash that was held in an escrow account, subject to finalization of the escrow conditions. During the year ended December 31, 2022, $250,000 of the restricted cash held in escrow was released to the vendors in accordance with the terms of the agreement.

As at September 30, 2024, the deferred and contingent consideration in relation to the Achieve TMS East/Central Acquisition was $1,000,000 (December 31, 2023 – $1,000,000).

13.	Advance for research collaboration:

	September 30, 2024	December 31, 2023

Advance for research collaboration	$–	$1,300,000

On December 29, 2023, the Company entered into a three-year research collaboration agreement with Compass Pathways plc, a biotechnology company dedicated to accelerating patient access to evidence-based innovation in mental health to explore delivery models for investigational COMP360 psilocybin treatment (“COMP360”) upon regulatory approval by the U.S. Food and Drug Administration (“FDA”). The collaboration researches and investigates models for the delivery of scalable, commercial COMP360 within healthcare systems, assuming FDA approval.

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

13.	Advance for research collaboration (continued):

The research collaboration agreement outlines a payout to the Company of $3,000,000 upon the completion of various milestones, with $1,300,000 received on signing. For the three and ninemonths ended September 30, 2024, the Company has recognized $200,000 and $1,500,000, respectively, in other revenue on the condensed interim consolidated statement of comprehensive loss (three and nine months ended September 30, 2023 – nil and nil, respectively). As at September 30, 2024, the Company has recorded nil in advance for research collaboration on the condensed interim consolidated statements of financial position (December 31, 2023 – $1,300,000).

14.	Common shares:

The Company is authorized to issue an unlimited number of Common Shares and an unlimited number of preferred shares, issuable in series. As at September 30, 2024 and December 31, 2023, there were nil preferred shares issued and outstanding.
	Number	Total amount

December 31, 2023	42,774,011	$120,741,061
Issuance of Common Shares – February 2024 Direct Offering	2,828,249	495,649
Surrender and Cancellation of Common Shares – PA Settlement Agreement	(11,634,660)	–
September 30, 2024	33,967,600	$121,236,710

(a)	February 2024 Direct Offering:

On February 26, 2024, the Company completed the February 2024 Direct Offering. Pursuant to the February 2024 Direct Offering, an aggregate of 2,828,249 Common Shares were issued at a price of $0.20 per Common Share, for aggregate gross proceeds to the Company of $565,649. The Company incurred transaction costs of $70,000 which was recorded as a reduction in equity.

(b)	PA Settlement Agreement:

On August 9, 2024, the Company entered into the PA Settlement Agreement. In conjunction with the PA Settlement Agreement, on August 15, 2024, Benjamin Klein relinquished to the

Company all of the 11,634,660 Klein Shares that were issued in connection with the Success TMS Acquisition in July 2022. See note 11.

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

14.	Common shares (continued):

(c)	Arrangement Agreement:

On August 12, 2024, the Company entered into the Arrangement Agreement with Neuronetics, in which Neuronetics will acquire all of the outstanding Common Shares of the Company in the Neuronetics Transaction. The Board of Directors of each of the Company and Neuronetics have unanimously approved the Neuronetics Transaction.

Under the terms of the Arrangement Agreement, the Company’s shareholders will receive a fraction of a share of Neuronetics common stock (each whole share of Neuronetics common stock, a “Neuronetics Share”) for each Common Share owned at the exchange ratio described below such that immediately following the closing of the Neuronetics Transaction, Neuronetics shareholders will own approximately 57% of the combined company, and the Company’s shareholders will own approximately 43% of the combined company, respectively, on a fully diluted basis. As of the date of the Arrangement Agreement, each Common Share is expected to be exchanged for 0.01149 Neuronetics Shares at the closing of the Neuronetics Transaction, subject to adjustment for any interim period funding by Madryn and other customary adjustments prior to the closing based on the terms of the Arrangement Agreement (the “Exchange Ratio”). An aggregate of 25,304,971 Neuronetics Shares will be issued to the Company’s shareholders in connection with the Neuronetics Transaction. The Neuronetics Transaction will be implemented by way of a court-approved plan of arrangement under the Business Corporations Act (Ontario). The Neuronetics Transaction must be approved by the Ontario Superior Court of Justice (Commercial List) (the “Court”), which will consider the fairness and reasonableness of the Neuronetics Transaction to all of the Company’s shareholders. See note 25.

As part of the Neuronetics Transaction, Madryn has agreed to convert all of the amount outstanding under the Madryn Credit Facility and all of the Subordinated Convertible Notes (including notes held by Madryn and other third-parties, which are forced to convert as a result of Madryn’s election) into Common Shares prior to the effective date of the Neuronetics Transaction. As a result, subject to adjustment for any interim period funding by Madryn and other customary adjustments, Madryn will own 95.3% of the Common Shares immediately prior to closing and will receive 95.3% of the Neuronetics Shares being issued to the Company’s shareholders. See note 25.

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

14.	Common shares (continued):

The Neuronetics Transaction requires approval by (i) at least 66 2/3% of the votes cast by the holders of Common Shares present in person or represented by proxy at a special meeting of the holders of the Common Shares called to consider the Neuronetics Transaction; and (ii) a simple majority of the votes cast by the holders of Common Shares present in person or represented by proxy, excluding Common Shares that are required to be excluded under Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”) (including Common Shares held by Madryn and Bill Leonard, President and Chief Executive Officer). The Greenbrook Meeting was held on November 8, 2025. See note 25.

The Arrangement Agreement provides for mutual termination fees of $1,900,000 in the event the Neuronetics Transaction is terminated by either party in certain circumstances, including to enter into a superior proposal.

The combined company will continue to operate as Neuronetics, Inc., and trade under the ticker STIM on Nasdaq. In connection with closing of the Neuronetics Transaction, Neuronetics intends to cause the Common Shares to be delisted from the OTCQB Market and to cause the Company to submit an application to cease to be a reporting issuer under applicable Canadian securities laws.

Each of Neuronetics’ directors and certain members of the executive leadership team, as of August 12, 2024, who hold in the aggregate 1,680,718 Neuronetics Shares (representing approximately 5.55% of issued and outstanding Neuronetics Shares (on a fully-diluted basis)) have entered into voting support agreements agreeing to vote their stock in favor of the issuance of Neuronetics Shares in connection with the Neuronetics Transaction at a special meeting of Neuronetics stockholders (the “Neuronetics Meeting”) called for November 8, 2024 for such purpose. The Neuronetics Meeting was held on November 8, 2024. See note 25.

Key shareholders of the Company, including Madryn, Greybrook Health and 1315 Capital, and directors and certain members of the executive leadership team (collectively, the Greenbrook Locked-Up Shareholders”), who, as of August 12, 2024, held an aggregate of 16,536,208 Common Shares, representing approximately 48.7% of issued and outstanding Common Shares (on a non-diluted basis and following the cancellation of 11,634,660 outstanding Common Shares on August 15, 2024, as in accordance with the PA Settlement Agreement) entered into voting support agreements agreeing to vote their Common Shares in favor of the Neuronetics Transaction at the Greenbrook Meeting. Following the conversion of all outstanding Subordinated Convertible Notes on October 3, 2024, the Locked-Up Shareholders owned approximately 72.5% of the issued and outstanding Common Shares (on a non-diluted basis) all of which are entitled to be voted at the Greenbrook Meeting, except for those shareholders whose Common Shares are required to excluded under MI 61-101. See note 25.

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

14.	Common shares (continued):

The Madryn voting agreement is terminable under certain specified circumstances including in the event of receipt of a superior proposal that satisfies a hurdle that represents a 20% premium to the value of the consideration payable under the Neuronetics Transaction and, concurrently therewith, the Arrangement Agreement is terminated for a superior proposal upon payment of a termination fee. The voting agreements entered into with other key shareholders of the Company are terminable under certain specified circumstances, including upon the termination of the Madryn voting agreement.

The Neuronetics Transaction is expected to close during the fourth quarter of 2024, subject to approval by both the Company and Neuronetics shareholders, court approval in respect of the plan of arrangement as well as other customary closing conditions. See note 25.

15.	Contributed surplus:

Contributed surplus is comprised of share-based compensation and lender warrants.

Stock options granted under the Equity Incentive Plan are equity-settled. The fair value of the grant of the options is recognized as an expense in the condensed interim consolidated statements of net loss and comprehensive loss. The total amount to be expensed is determined by the fair value of the options granted. The total expense is recognized over the vesting period which is the period over which all of the service vesting conditions are satisfied. The vesting period is determined at the discretion of the Board and has ranged from immediate vesting to over three years.

The maximum number of Common Shares reserved for issuance, in the aggregate, under the Equity Incentive Plan is 10% of the aggregate number of Common Shares outstanding, provided that the maximum number of RSUs and PSUs shall not exceed 5% of the aggregate number of Common Shares outstanding. As at September 30, 2024, this represented 3,396,760 Common Shares (December 31, 2023 – 4,277,401).

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

15.	Contributed surplus (continued):

As at September 30, 2024, 2,219,500 stock options are outstanding (December 31, 2023 – 1,704,500). The stock options have an expiry date of ten years from the applicable date of issue. The Company has not issued any RSUs or equity-settled PSUs under the Equity Incentive Plan.
	September 30, 2024		December 31, 2023
	Number of stock options	Weighted average exercise price	Number of stock options	Weighted average exercise price
Outstanding, beginning of period	1,704,500	$3.11	764,667	$8.15
Granted	575,000	0.10	1,313,000	0.63
Forfeited	(55,000)	(0.75)	(373,167)	(4.71)
Expired	(5,000)	(0.75)	–	–
Outstanding, end of period	2,219,500	$2.39	1,704,500	$3.11

The weighted average contractual life of the outstanding options as at September 30, 2024 was 7.71 years (December 31, 2023 – 7.89 years).

The total number of stock options exercisable as at September 30, 2024 was 1,277,749 (December 31, 2023 – 1,087,164).

During the three and nine months ended September 30, 2024, the Company recorded a total share-based compensation expense in respect of stock options of $51,923 and $111,110, respectively (three and nine months ended September 30, 2023 – $14,740 and $591,470, respectively).

As at September 30, 2024, the total compensation cost not yet recognized related to options granted is approximately $86,166 (December 31, 2023 – $183,312) and will be recognized over the remaining average vesting period of 1.10 years (December 31, 2023 – 1.03 years).

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

15.	Contributed surplus (continued):

Under the terms of the Arrangement Agreement, each option (whether vested or unvested) outstanding immediately prior to the Effective Time will be, and will be deemed to be, surrendered for cancellation and transferred to the Company in consideration for the issuance by the Company of that number of Net Option Surrender Shares, if any, equal to, rounded down to the nearest whole share: (i) the number of Common Shares subject to such option immediately prior to the Effective Time minus (ii) the number of Common Shares that, when multiplied by the closing price of a Common Share on the OTCQB Market on the trading day immediately preceding the Effective Time, is equal to the aggregate exercise price of such option (and in the event that such number of Common Shares is negative, it will be deemed to be zero), and the holder of the option will be and will be deemed to be the holder of such number of Net Option Surrender Shares.

16.	Contingencies:

The Company may be involved in certain legal matters arising from time to time in the normal course of business. The Company records provisions that reflect management’s best estimate of any potential liability relating to these matters. The resolution of these matters is not expected to have a material adverse effect on the Company’s financial position, results of operations or cash flows.

17.	Pensions:

The Company has adopted a defined contribution pension plan for its employees whereby the Company matches contributions made by participating employees up to a maximum of 3.5% of such employees’ annual salaries. During the three and nine months ended September 30, 2024, contributions which were recorded as expenses within direct center and patient care costs, other regional and center support costs and corporate, general and administrative expenses, amounted to $244,287 and $690,248 (three and nine months ended September 30, 2023 – $177,391 and $553,300, respectively).

18.	Income taxes:

During the nine months ended September 30, 2024, there were no significant changes to the Company’s tax position.

19.	Risk management arising from financial instruments:

In the normal course of business, the Company is exposed to risks related to financial instruments that can affect its operating performance. These risks, and the actions taken to manage them, are as follows:

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

19.	Risk management arising from financial instruments (continued):

(a)	Fair value:

The Company has Level 1 financial instruments which consists of cash, restricted cash, accounts receivable, accounts payable and accrued liabilities, PA Settlement Agreement and Neuronetics Transaction Costs which approximate their fair value given their short-term nature. The Company also has lender warrants and DSUs that are considered Level 2 financial instruments (see note 11). The Company has deferred and contingent consideration (note 12) and conversion instruments (note 11) that are considered Level 3 financial instruments.

The carrying value of the loans payable, shareholder loans and finance lease obligations approximates their fair value given the difference between the discount rates used to recognize the liabilities in the condensed interim consolidated statements of financial position and the market rates of interest is insignificant. Financial instruments are classified into one of the following categories: financial assets or financial liabilities.

(b)	Credit risk:

Credit risk arises from the potential that a counterparty will fail to perform its obligations. The Company is exposed to credit risk from patients and third-party payors including federal and state agencies (under the Medicare programs), managed care health plans and commercial insurance companies. The Company’s exposure to credit risk is mitigated in large part due to the majority of the accounts receivable balance being receivable from large, creditworthy medical insurance companies and government-backed health plans.
The Company’s aging schedule in respect of its accounts receivable balance as at September 30, 2024 and December 31, 2023 is provided below:
Days since service delivered	September 30, 2024	December 31, 2023

0 – 90	$10,592,724	$5,954,636
91 – 180	1,279,098	1,013,083
181 – 270	487,503	379,772
270+	268,953	222,352
Total accounts receivable	$12,628,278	$7,569,843

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

19.	Risk management arising from financial instruments (continued):

Based on the Company’s industry, none of the accounts receivable in the table above are considered “past due”. Furthermore, the payors have the ability and intent to pay, but price lists for the Company’s services are subject to the discretion of payors. As such, the timing of collections is not linked to increased credit risk. The Company continues to collect on services rendered in excess of 24 months from the date such services were rendered.

(c)	Liquidity risk:

Liquidity risk is the risk that the Company may encounter difficulty in raising funds to meet its financial commitments or can only do so at excessive cost. The Company ensures there is sufficient liquidity to meet its short-term business requirements, taking into account its anticipated cash flows from operations, its holdings of cash and its ability to raise capital from existing or new investors and/or lenders (see note 2(a)).

(d)	Currency risk:

Currency risk is the risk to the Company’s earnings that arises from fluctuations in foreign exchange rates and the degree of volatility of those rates. The Company has minimal exposure to currency risk as substantially all of the Company’s revenue, expenses, assets and liabilities are denominated in U.S. dollars. The Company pays certain vendors and payroll costs in Canadian dollars from time to time, but due to the limited size and nature of these payments it does not give rise to significant currency risk.

(e)	Interest rate risk:

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to changes in interest rates on its cash and long-term debt. Certain loans payable (see note 9) bear interest at a rate equal to the 3-month Term SOFR plus 7.65%. A 1% increase in interest rates would result in a $51,667 increase to interest expense on the condensed interim consolidated statements of net loss and comprehensive loss over the term of the loans payable.

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

20.	Capital management:

The Company’s objective is to maintain a capital structure that supports its long-term growth strategy, maintains creditor and customer confidence, and maximizes shareholder value.

The capital structure of the Company consists of its shareholders’ equity, including contributed surplus and deficit, as well as loans payable and shareholder loans.

The Company’s primary uses of capital are to finance operations, finance new center start-up costs, increase non-cash working capital, capital expenditures and finance service debt obligations. The Company’s objectives when managing capital are to ensure the Company will continue to have enough liquidity so it can provide its services to its customers and returns to its shareholders. The Company, as part of its annual budgeting process and on an ongoing basis, periodically evaluates its estimated cash requirements to fund working capital requirements of existing operations. Based on this and taking into account its anticipated cash flows from operations and its holdings of cash, the Company validates whether it has the sufficient capital or needs to obtain additional capital.

21.	Related party transactions:

(a)	Transactions with significant shareholder – Greybrook Health

As at September 30, 2024, nil is included in accounts payable and accrued liabilities for amounts payable for management services rendered and other overhead costs incurred by Greybrook Health in the ordinary course of business (December 31, 2023 – $4,884). These amounts were recorded at their exchange amount, being the amount agreed to by the parties.

During the three and nine months ended September 30, 2024, the Company recognized nil and nil, respectively, in corporate, general and administrative expenses (three and nine months ended September 30, 2023 – $1,788 and $5,011, respectively) related to transactions with Greybrook Health.

(b)	Loans from shareholder – Greybrook Health

In connection with the February 2023 Notes, the February 2023 Greybrook Note and the August 2023 Greybrook Note, the Company received loans from and issued promissory notes to Greybrook Health, who is a significant shareholder of the Company. The February 2023 Notes, the February 2023 Greybrook Note and the August 2023 Greybrook Note total $2,437,604 and were exchanged on August 28, 2023 for Subordinated Convertible Notes with the same principal amount. As additional consideration for the February 2023 Greybrook Note, the Company issued 135,870 February 2023 Greybrook Warrants to Greybrook Health and as consideration for the August 2023 Greybrook Note, the Company issued 250,000 August 2023 Greybrook Warrants to Greybrook Health.

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

21.	Related party transactions (continued):

On August 15, 2023, the Company issued Subordinated Convertible Notes to Greybrook Health in an aggregate amount of $500,000. In addition, on August 28, 2023, the total par value of $2,437,604 of the previously issued February 2023 Notes, the February 2023 Greybrook Note, and the August 2023 Greybrook Note were exchanged for Subordinated Convertible Notes. See note 10(a), note 10(b) and note 11a(ii).

During the three and nine months ended September 30, 2024, the Company recognized $119,501 and $348,470, respectively, in interest expense (three and nine months ended September 30, 2023 – $92,333 and $166,362, respectively) related to the February 2023 Notes, the February 2023 Greybrook Note, the August 2023 Greybrook Note and the Subordinated Convertible Notes issued to Greybrook Health.

On October 3, 2024, all outstanding Subordinated Convertible Notes, including Subordinated Convertible Notes held by Greybrook Health, were converted into Common Shares following the receipt of a conversion notice from Madryn. In connection therewith, a total of 43,739,148 Common Shares were issued to Greybrook Health at a conversion price of $0.078 per Common Share. See note 25.

(c)	Transactions with the former significant shareholder, former officer and former director – Benjamin Klein

As at September 30, 2024, nil is included in accounts payable and accrued liabilities for amounts payable for travel expenses and other related costs incurred by Benjamin Klein in the ordinary course of business (December 31, 2023 – nil).

During the three and nine months ended September 30, 2024, the Company recognized nil and nil, respectively, in corporate, general and administrative expenses (three and nine months ended September 30, 2023 – $76,921 and $229,178, respectively) for amounts payable for employment services rendered and other related costs incurred by Benjamin Klein in the ordinary course of business.

On August 9, 2024, the Company entered into the PA Settlement Agreement. See note 11 and note 14.

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

21.	Related party transactions (continued):

(d)	Loan from former significant shareholder, former officer and former director – Benjamin Klein

On July 14, 2022, in connection with the Success TMS Acquisition, the Company assumed the obligation to repay the Klein Note to Benjamin Klein, who is a significant shareholder of the Company. On November 20, 2023, the Company entered into a settlement agreement in respect of the Klein Note. See note 11(e). The Klein Note totaled $2,090,264 and had an interest rate of 10% per annum and matured on May 1, 2024. The carrying amount of the Klein Note as at September 30, 2024 is nil (December 31, 2023 – nil). During the three and nine months ended September 30, 2024, the Company recognized nil and nil, respectively, in interest expense (three and nine months ended September 30, 2023 – $64,175 and $191,485, respectively) related to the Klein Note.

(e)	Loans from shareholders and officers

The February 2023 Notes (not including Greybrook Health’s contribution) totaling $312,396 were exchanged for Subordinated Convertible Notes on August 28, 2023. The carrying amount of the Subordinated Convertible Notes issued to shareholders and officers (excluding Greybrook Health and Madryn) as at September 30, 2024 is $335,318 (December 31, 2023 – $328,026). See note 9(a) and note 10(b).

During the three and nine months ended September 30, 2024, the Company recognized $11,499 and $33,542 respectively, in interest expense (three and nine months ended September 30, 2023 – $14,323 and $32,654, respectively) related to these Subordinated Convertible Notes.

On October 3, 2024, all outstanding Subordinated Convertible Notes, including Subordinated Convertible Notes held by certain officers of the Company, were converted into Common Shares following the receipt of a conversion notice from Madryn. In connection therewith, a total of 1,115,728 Common Shares were issued to officers of the Company at a conversion price of $0.078 per Common Share. See note 25.

(f)	Loan from significant shareholder – Madryn

On July 14, 2022, the Company entered into the Madryn Credit Agreement in respect of the Madryn Credit Facility, which was subsequently amended, for a total principal balance of $118,949,913 as at September 30, 2024, including the amendment fee of $1,000,000 (December 31, 2023 – $82,731,638). This amount does not include the other transaction costs and legal fees associated with each term loan issuance or the interest that has accrued on the principal balance of the Credit Facility which has been paid in kind. Pursuant to the 2023 Private Placement completed on March 23, 2023, Madryn became a significant shareholder of the Company. See note 9(a).

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

21.	Related party transactions (continued):

On August 15, September 1 and October 12, 2023, the Company issued Subordinated Convertible Notes to Madryn in an aggregate amount of $4,500,000. The Subordinated Convertible Notes bear interest at a rate consistent with the Madryn Credit Facility, are convertible according to the terms of the Note Purchase Agreement and mature on the earlier of March 31, 2028, in the event of a change of control, acceleration of other indebtedness, or six months following repayment or refinancing of all loans under the Madryn Credit Facility. See note 9(a).

During the three and nine months ended September 30, 2024, the Company recognized $187,366 and $546,061, respectively, in interest expense (three and nine months ended September 30, 2023 – $47,044 and $47,044, respectively) related to the Subordinated Convertible Notes issued to Madryn.

Pursuant to the Arrangement Agreement entered into on August 12, 2024, Madryn has agreed to convert all of the amount outstanding under the Madryn Credit Facility and the Subordinated Convertible Notes into Common Shares, prior to the effective date of the Neuronetics Transaction. See note 14.

On October 3, 2024, all outstanding Subordinated Convertible Notes, including Subordinated Convertible Notes held by affiliates of Madryn, were converted into Common Shares following the receipt of a conversion notice from Madryn. In connection therewith, a total of 57,692,306 Common Shares were issued to affiliates of Madryn at a conversion price of $0.078 per Common Share. See note 25.

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

22.	Basic and diluted loss per share:

	Three months ended		Nine months ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Net loss attributable to the shareholders of Greenbrook TMS	$(11,346,231)	$(13,032,776)	$(33,268,146)	$(35,188,429)

Weighted average common shares outstanding:
Basic and diluted	39,721,003	42,232,942	43,061,687	37,810,209

Loss per share:
Basic and diluted	$(0.29)	$(0.31)	$(0.77)	$(0.93)

For the three and nine months ended September 30, 2024, the effect of 2,219,500 options (September 30, 2023 – 1,661,500) and 437,177 lender warrants (September 30, 2023 – 437,177) have been excluded from the diluted calculation because this effect would be anti-dilutive.

23.	Non-controlling interest:

As a result of operating agreements with non-wholly owned entities, the Company has control over these entities under U.S. GAAP, as the Company has power over all significant decisions made by these entities and thus 100% of the financial results of these subsidiaries are included in the Company’s consolidated financial results.

The following summarizes changes in the Company’s non-wholly owned entities during the reporting or comparative periods:

(a)
On February 27, 2023, the Company acquired a portion of the non-controlling ownership interest in Greenbrook TMS Connecticut LLC for the release of liabilities and losses. As at September 30, 2024, the Company has an ownership interest of 100% of Greenbrook TMS Connecticut LLC.

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

23.	Non-controlling interest (continued):

(b)
On September 29, 2023, the Company acquired a portion of the non-controlling ownership interest in Greenbrook TMS Arlington LLC for $513 for the release of liabilities and losses and repaid the non-controlling interest loan with the former minority party in an amount of $39,487, for total consideration of $40,000. As at December 31, 2023, the Company has an ownership interest of 100% of Greenbrook TMS Arlington LLC.

(c)
On April 18, 2024, the Company acquired a portion of the non-controlling ownership interest in Greenbrook TMS Fairfax LLC for the release of liabilities and losses. As at September 30, 2024, the Company has an ownership interest of 100% of Greenbrook TMS Fairfax LLC.

(d)
On April 18, 2024, the Company acquired a portion of the non-controlling ownership interest in Greenbrook TMS Greenbelt LLC for the release of liabilities and losses. As at September 30, 2024, the Company has an ownership interest of 87.5% of Greenbrook TMS Greenbelt LLC.

(e)
On May 17, 2024, the Company acquired a portion of the non-controlling ownership interest in Greenbrook TMS Christiansburg LLC for the release of liabilities and losses. As at September 30, 2024, the Company has an ownership interest of 100% of Greenbrook TMS Christiansburg LLC.

(f)
On May 17, 2024, the Company acquired a portion of the non-controlling ownership interest in Greenbrook TMS Lynchburg LLC for the release of liabilities and losses. As at September 30, 2024, the Company has an ownership interest of 100% of Greenbrook TMS Lynchburg LLC.

(g)
On May 17, 2024, the Company acquired a portion of the non-controlling ownership interest in Greenbrook TMS Roanoke LLC for the release of liabilities and losses. As at September 30, 2024, the Company has an ownership interest of 100% of Greenbrook TMS Roanoke LLC.

(h)
On May 17, 2024, the Company acquired a portion of the non-controlling ownership interest in Greenbrook TMS St. Petersburg LLC for the release of liabilities and losses. As at September 30, 2024, the Company has an ownership interest of 100% of Greenbrook TMS St. Petersburg LLC.

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

23.	Non-controlling interest (continued):

(i)
On June 3, 2024, the Company acquired a portion of the non-controlling ownership interest in Greenbrook TMS Mooresville LLC for the release of liabilities and losses. As at September 30, 2024, the Company has an ownership interest of 100% of Greenbrook TMS Mooresville LLC.

(j)
On June 3, 2024, the Company acquired a portion of the non-controlling ownership interest in TMS NeuroHealth Centers Woodbridge LLC for the release of liabilities and losses. As at September 30, 2024, the Company has an ownership interest of 100% of TMS NeuroHealth Centers Woodbridge LLC.

(k)
On June 3, 2024, the Company acquired a portion of the non-controlling ownership interest in Greenbrook TMS Wilmington LLC for the release of liabilities and losses. As at September 30, 2024, the Company has an ownership interest of 100% of Greenbrook TMS Wilmington LLC.

The following table summarizes the aggregate financial information for the Company’s non-wholly owned entities as at September 30, 2024 and December 31, 2023:

	September 30, 2024	September 30, 2023

Cash	$172,341	$97,702
Accounts receivable, net	4,977,643	2,144,953
Prepaid expenses and other	408,155	297,485
Property, plant and equipment	924,260	1,000,592
Right-of-use assets	5,148,574	5,540,583
Accounts payable and accrued liabilities	1,597,561	1,239,917
Finance lease liabilities	–	10,548
Operating lease liabilities	5,622,097	5,968,042
Loans payable, net	16,534,707	15,828,916
Shareholder’s deficit attributable to the shareholders of Greenbrook TMS	(8,524,106)	(11,085,030)
Shareholder’s deficit attributable to non-controlling interest	(4,254,652)	(4,409,771)
Distributions paid to non-controlling interests	(201,000)	(46,950)
Partnership buyout	(466,026)	253,251)
Historical subsidiary investment by non-controlling interest	1,322,392)	1,322,392)

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

23.	Non-controlling interest (continued):

The following table summarizes the aggregate financial information for the Company’s non-wholly owned entities for the three and nine months ended September 30, 2024 and September 30, 2023:

	Three months ended		Nine months ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Revenue	$8,337,782	$5,561,769	$20,184,728	$18,473,712
Net gain (loss) attributable to the shareholders of Greenbrook TMS	445,189	(284,779)	(869,759)	(1,272,699)
Net gain (loss) attributable to non-controlling interest	319,366	(59,107)	(51,182)	(223,100)

24.	Expenses by nature:

The components of the Company’s other regional and center support costs include the following:

	Three months ended		Three months ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Salaries and bonuses	$5,506,017	$4,356,592	$16,703,081	$13,129,558
Marketing expenses	1,717,372	407,538	3,941,952	1,224,139

Total	$7,223,389	$4,764,130	$20,645,033	$14,353,697

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

24.	Expenses by nature (continued):

The components of the Company’s corporate, general and administrative expenses include the following:

	Three months ended		Nine months ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Salaries and bonuses	$3,760,881	$3,629,623	$11,671,760	$11,880,351
Marketing expenses	49,676	52,237	171,400	83,504
Professional and legal fees	1,119,518	937,735	2,870,280	3,565,048
Computer supplies and software	938,265	659,320	3,503,319	2,091,340
Convertible debt (note 11(h))	(1,864,099)	(204,761)	(7,384,298)	(1,721,548)
Travel, meals and entertainment	62,539	39,994	185,187	121,181
Restructuring expense	–	36,500	684,578	500,368
Insurance	51,088	113,909	377,078	476,687
Credit facility amendment fee (note 9(a))	–	–	–	1,000,000
PA Settlement Agreement (note 11(f))	–	–	800,000	–
Other	296,506	371,320	1,171,134	1,278,137
Total	$4,414,374	$5,635,877	$14,050,438	$19,275,068

On March 6, 2023, the Company announced that it embarked on a comprehensive restructuring plan (the “Restructuring Plan”) that aimed to strengthen the Company by leveraging its scale to further reduce complexity, streamlining its operating model and driving operational efficiencies to achieve profitability. As part of this Restructuring Plan, the Company decreased its operating footprint and headcount and operating expenses. The remaining Treatment Centers will continue clinical TMS offerings and a select and growing number of Treatment Centers will continue offering Spravato® (esketamine nasal spray) therapy.

25.	Subsequent events:

(a)	Additional loans under Madryn Credit Facility:

On October 3, 2024, October 15, 2024 and November 6, 2024, the Company entered into amendments to the Madryn Credit Facility, whereby Madryn and its affiliated entities extended two additional tranches of debt financing to the Company in an aggregate principal amount of $5,106,599. The terms and conditions are consistent with the terms and conditions of the Company’s existing aggregate term loan, with a principal balance of $120,990,522, under the Madryn Credit Facility in all material respects.

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

25.	Subsequent events (continued):

In addition, the amendment to the Madryn Credit Facility entered into on November 27, 2024, extended the period during which the Company’s minimum liquidity covenant is reduced from $3,000,000 to $300,000 to December 9, 2024.

(b)	Subordinated Convertible Notes Conversion:

On October 3, 2024, the Company converted all outstanding Subordinated Convertible Notes into Common Shares upon receipt of a conversion notice from Madryn, requiring the conversion in full of all outstanding Subordinated Convertible Notes held by Madryn and all other holders of Subordinated Convertible Notes in accordance with the terms of the Note Purchase Agreement. The Subordinated Convertible Notes were converted into Common Shares at a conversion price of $0.078 and resulted in the issuance of an aggregate of 134,667,522 Common Shares to the holders of the Convertible Notes. Following completion of the conversion, there are no Subordinated Convertible Notes, or accrued and unpaid interest, issued and outstanding.

(c)	Neuronetics Transaction:

On October 1, 2024, the Court granted an interim order in connection with the Neuronetics Transaction (the “Interim Order”). The Interim Order authorizes the calling and holding of the Greenbrook Meeting, the granting of dissent rights to registered shareholders of the Company and other matters relating to the conduct of the Greenbrook Meeting. The Greenbrook Meeting was called for Friday, November 8, 2024 at 8:00 a.m. (Eastern time).

On October 4, 2024, the Company and Neuronetics filed the joint proxy statement/management information circular (the “Joint Proxy Statement/Circular”) and related proxy materials in respect of the Greenbrook Meeting and Neuronetics Meeting on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. The Joint Proxy Statement/Circular and related materials were also be mailed to shareholders.

On November 8, 2024, the Neuronetics Transaction was approved by the shareholders of the Company and the stockholders of Neuronetics at the Greenbrook Meeting and the Neuronetics Meeting, respectively.

On November 15, 2024, the Company  obtained a final order from the Ontario Superior Court of Justice (Commercial List) approving the Neuronetics Transaction.

GREENBROOK TMS INC.
Notes to Condensed Interim Consolidated Financial Statements
(Expressed in U.S. dollars, unless otherwise stated)

Three and nine months ended September 30, 2024 and September 30, 2023
(Unaudited)

25.	Subsequent events (continued):

(d)	Supplement Restructuring Plan:

On November 15, 2024, the Company began a supplemental restructuring plan (the “Supplemental Restructuring Plan”) in an effort to continue to accelerate its path to achieve sustainable profitability and long-term growth. As part of this initiative, the Company plans to decrease its operating footprint by closing 23 treatment centers over the next 45 days, allowing management to focus on its remaining 95 treatment centers.

Greenbrook TMS Inc.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

For the three- and nine-month periods ended September 30, 2024 and 2023

November 29, 2024

TABLE OF CONTENTS

BASIS OF PRESENTATION	3
CAUTIONARY NOTE REGARDING NON-IFRS MEASURES	3
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
OVERVIEW	6
KEY HIGHLIGHTS AND RECENT DEVELOPMENTS	7
FACTORS AFFECTING OUR PERFORMANCE	12
COMPONENTS OF OUR RESULTS OF OPERATIONS	13
FACTORS AFFECTING THE COMPARABILITY OF OUR RESULTS	15
RESULTS OF OPERATIONS	16
ANALYSIS OF RESULTS FOR Q3 2024 AND YTD 2024	18
EBITDA AND ADJUSTED EBITDA	21
RECONCILIATION OF NON-IFRS MEASURES	21
RECONCILIATION OF ACCOUNTS RECEIVABLE	22
QUARTERLY FINANCIAL INFORMATION	22
LIQUIDITY AND CAPITAL RESOURCES	24
INDEBTEDNESS AND CAPITAL RAISING	25
OFF-BALANCE SHEET ARRANGEMENTS	32
RELATED PARTY TRANSACTIONS	32
RISKS AND UNCERTANTIES	34
DISCLOSURE CONTROLS & PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING	36
SHARE INFORMATION	37
CRITICAL ACCOUNTING ESTIMATES	38
CHANGES IN SIGNIFICANT ACCOUNTING POLICIES	38
ADDITIONAL INFORMATION	38

2

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis (“MD&A”) provides information concerning the financial condition and results of operations of Greenbrook TMS Inc. (the “Company”, “Greenbrook”, “us” or “we”). This MD&A should be read in conjunction with our unaudited condensed interim consolidated financial statements for the three- and nine-month periods ended September 30, 2024 and 2023, including the related notes thereto, and our audited consolidated financial statements, including the related notes thereto, for the fiscal years ended December 31, 2023, 2022 and 2021, and the related MD&A. The financial information contained in this MD&A is derived from the financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

BASIS OF PRESENTATION

Our unaudited condensed interim consolidated financial statements have been prepared in accordance with International Accounting Standard (“IAS”) 34 – Interim Financial Reporting, as issued by the IASB. Our fiscal year is the 12-month period ending December 31. The next fiscal year will occur in the 12-month period ending December 31, 2024.

All references in this MD&A to “Q3 2024” are to our fiscal quarter for the three-month period ended September 30, 2024, all references to “Q3 2023” are to our fiscal quarter for the three-month period ended September 30, 2023, all references to “Q2 2024” are to our fiscal quarter for the three-month period ended June 30, 2024, all references to “Q2 2023” are to our fiscal quarter for the three-month period ended June 30, 2023, all references to “Q1 2024” are to our fiscal quarter for the three-month period ended March 31, 2024, all references to “Q1 2023” are to our fiscal quarter for the three-month period ended March 31, 2023, and all references to “Q4 2023” are to our fiscal quarter for the three-month period ended December 31, 2023. All references in this MD&A to “YTD 2024” are to the nine-month period ended September 30, 2024 and all references to “YTD 2023” are to the nine-month period ended September 30, 2023. All references in this MD&A to “Fiscal 2024” are to our fiscal year ending on December 31, 2024, all references in this MD&A to “Fiscal 2023” are to our fiscal year ended December 31, 2023, and all references in this MD&A to “Fiscal 2022” are to our fiscal year ended December 31, 2022.

Amounts stated in this MD&A are in United States dollars, unless otherwise indicated.

CAUTIONARY NOTE REGARDING NON-IFRS MEASURES

This MD&A makes reference to certain non-IFRS measures. These measures are not recognized measures under IFRS, do not have a standardized meaning prescribed by IFRS and, therefore, may not be comparable to similar measures presented by other companies. Rather, these measures are provided as additional information to complement those IFRS measures by providing further understanding of our results of operations from management’s perspective. Accordingly, these measures are not intended to represent, and should not be considered as alternatives to, loss attributable to the common shareholders of Greenbrook or other performance measures derived in accordance with IFRS as measures of operating performance or operating cash flows or as a measure of liquidity. In addition to our results determined in accordance with IFRS, we use non-IFRS measures including, “EBITDA” and “Adjusted EBITDA” (each as defined below). These non-IFRS measures are used to provide investors with supplemental measures of our operating performance and thus highlight trends in our core business that may not otherwise be apparent when relying solely on IFRS measures. We also believe that securities analysts, investors and other interested parties frequently use non-IFRS measures in the evaluation of issuers. However, we caution you that “Adjusted EBITDA” may be defined by us differently than by other companies. Our management also uses non-IFRS measures to facilitate operating performance comparisons from period to period, to prepare annual operating budgets and forecasts and to determine components of management compensation.

3

We define such non-IFRS measures as follows:

“Adjusted EBITDA” is a non-IFRS measure that is defined as net income (loss) before amortization, depreciation, interest expenses, interest income and income taxes, adjusted for share-based compensation expenses (comprising share-based compensation and the re-valuation of equity-based conversion instruments) and one-time expenses. We believe our Adjusted EBITDA metric is a meaningful financial metric as it measures the ability of our current mental health service centers (“Treatment Centers”) that specialize in Transcranial Magnetic Stimulation (“TMS”) and Spravato® (esketamine nasal spray) (“Spravato®”) treatments (“Treatment”) operations to generate earnings while eliminating the impact of one-time expenses and share-based compensation and other expenses that do not have an impact on the operating performance of our existing Treatment Center network or otherwise reflect our underlying business performance. The IFRS measurement most directly comparable to Adjusted EBITDA is loss attributable to common shareholders of Greenbrook.

“EBITDA” is a non-IFRS measure that is defined as net income (loss) before amortization, depreciation, interest expenses, interest income and income taxes. The IFRS measurement most directly comparable to EBITDA is loss attributable to the common shareholders of Greenbrook.

See “Reconciliation of Non-IFRS Measures” below for a quantitative reconciliation of the foregoing non-IFRS measures to their most directly comparable measures calculated in accordance with IFRS.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information contained in this MD&A, including the Company’s expectations regarding the closing and potential benefits of the Neuronetics Transaction (as defined below) and the timing thereof, and the continued roll-out of the Spravato® Program and Medication Management (each as defined below) at additional Treatment Centers, the timing of and anticipated benefits from the Supplemental Restructuring Plan (as defined below), and our potential to enhance profit margins and diversify total revenue, our expansion opportunities, our expectations regarding our liquidity and available financing and continued compliance with the Credit Agreement (as defined below) and our other outstanding debt obligations, and our expectations of future results, performance, achievements, prospects or opportunities, constitutes “forward-looking information” within the meaning of applicable securities laws in Canada and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively, “forward-looking statements”). This information is based on management’s reasonable assumptions and beliefs in light of the information currently available to us and is current as of the date of this MD&A. Actual results and the timing of events may differ materially from those anticipated in the forward-looking statements contained in this MD&A as a result of various factors.

Particularly, forward-looking statements include information regarding our expectations of future results, performance, achievements, prospects, opportunities or the markets in which we operate. In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “budget”, “scheduled”, “estimates”, “outlook”, “forecasts”, “projection”, “prospects”, “strategy”, “intends”, “anticipates”, “does not anticipate”, “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “should”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Forward-looking statements are not facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances.

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Many factors could cause our actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward-looking statements, including, without limitation: macroeconomic factors such as inflation and recessionary conditions, substantial doubt regarding the Company’s ability to continue as a going concern due to recurring losses from operations; inability to increase cash flow and/or raise sufficient capital to support the Company’s operating activities and fund its cash obligations, repay indebtedness and satisfy the Company’s working capital needs and debt obligations and obligations under the Arrangement Agreement (as defined below); prolonged decline in the price of the Company’s common shares (“Common Shares”) reducing the Company’s ability to raise capital; inability to satisfy debt covenants under the Credit Agreement and the potential acceleration of indebtedness, risks related to our ability to continue to negotiate amendments to the Credit Agreement to prevent a default; risks relating to maintaining an active, liquid and orderly trading market for our Common Shares as a result of our delisting from trading on the Nasdaq Capital Market of the Nasdaq Stock Market LLC (“Nasdaq”); risks related to the Company’s negative cash flows, liquidity and its ability to secure additional financing; increases in indebtedness levels causing a reduction in financial flexibility; inability to achieve or sustain profitability in the future; inability to secure additional financing to fund losses from operations and satisfy our debt obligations; risks relating to completion of the Neuronetics Transaction or any other strategic alternatives to the Neuronetics Transaction should it fail to be consummated, including restructuring or refinancing of our debt, seeking additional debt or equity capital, reducing or delaying our business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining bankruptcy protection, and the terms, value and timing of any transaction resulting from that process; risks and uncertainties related to the Neuronetics Transaction, including the timing for completion thereof and the ability to achieve the benefits expected to be derived therefrom; claims made by or against the Company, which may be resolved unfavorably to us; risks relating to the Company’s dependence on Neuronetics, Inc. (“Neuronetics”) as its exclusive supplier of TMS Devices (as defined below); risks and uncertainties relating to the restatement of our financial statements for Fiscal 2022 and Q3 2023, including any potential litigation and/or regulatory proceedings as well as any adverse effect on investor confidence and our reputation; as well as the factors discussed in the “Risks and Uncertainties” section below.  Additional risks and uncertainties are discussed in the Company’s materials filed with the Canadian securities regulatory authorities and the United States Securities and Exchange Commission (the “SEC”) from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”) (as defined below). These factors are not intended to represent a complete list of the factors that could affect us; however, these factors should be considered carefully.

The purpose of forward-looking statements is to provide the reader with a description of management’s current expectations regarding the Company’s financial performance and may not be appropriate for other purposes; readers should not place undue reliance on them. To the extent any forward-looking statements in this MD&A constitutes future-oriented financial information or financial outlook, within the meaning of applicable securities laws, such information is being provided to demonstrate the potential of the Company and readers are cautioned that this information may not be appropriate for any other purpose. Future-oriented financial information and financial outlook, as with forward-looking statements generally, are based on current assumptions and are subject to risks, uncertainties and other factors. Furthermore, unless otherwise stated, the forward-looking statements contained in this MD&A are made as of the date of this MD&A and we have no intention and undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities law. The forward-looking statements contained in this MD&A are expressly qualified by this cautionary statement.

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OVERVIEW

Through our Treatment Centers, we are a leading provider of TMS therapy in the United States for the treatment of Major Depressive Disorder (“MDD”) and other mental health disorders. Our predecessor, TMS NeuroHealth Inc. (now TMS NeuroHealth Centers Inc. (“TMS US”)), was established in 2011 to take advantage of the opportunity created through the paradigm-shifting technology of TMS, a non-invasive therapy for the treatment of MDD cleared by the U.S. Food and Drug Administration (“FDA”). In 2018, our Treatment Centers began offering treatment for obsessive-compulsive disorder (“OCD”). Our business model takes advantage of the opportunity for a new, differentiated service channel for the delivery of innovative treatments – a patient-focused, centers-based service model to make treatment easily accessible to all patients while maintaining a high standard of care. We identify the following key opportunity drivers for our business:

•	the safety and efficacy of TMS as a treatment option for patients suffering from MDD and OCD;
•	the growing societal awareness and acceptance of depression as a treatable disease and a corresponding reduction in stigma surrounding depression, seeking treatment and mental health issues generally;
•	the growing acceptance, but under-adoption, of TMS;
•	the poor alignment of TMS treatment with traditional practices of psychiatry which created an opportunity for a new, differentiated service channel;
•	the fragmented competitive landscape for TMS treatment which provides an opportunity for consolidation; and
•	the track record of success by the management team in multi-location, center-based healthcare service companies.

Beginning in 2021, we commenced our roll-out of Spravato® (esketamine nasal spray) therapy in our Treatment Centers to treat treatment-resistant depression in adults and depressive symptoms in adults with MDD with acute suicidal ideation or behavior. We have since grown to offer Spravato® at 82 Treatment Centers within our operating network as of the date of this MD&A.

In late 2023, we commenced the facilitation of medication management (“Medication Management”) at select Treatment Centers across our footprint, building on our long-term business plan of utilizing our Treatment Centers as platforms for the delivery of innovative treatments to patients suffering from MDD and other mental health disorders. We believe that becoming a more comprehensive mental health care provider will allow us to provide greater access to those suffering from MDD and other mental health disorders.

In addition, in late 2023 we entered into a research collaboration agreement with Compass Pathways plc (the “Research Collaboration Agreement”), to explore delivery models for investigational COMP360 psilocybin treatment (“COMP360”). We believe that we are on the forefront of innovative treatment delivery using our experience and nationwide presence to offer a platform for scaling new treatments that solve issues with awareness, geographic convenience and fiscal viability so patients can receive and benefit from the latest therapeutics.

After opening our first Treatment Center in 2011 in Tysons Corner in Northern Virginia, we have grown to control and operate a network of outpatient mental health service centers that specialize in Treatment across the United States. We offer Treatment Centers in convenient locations to provide easy access to patients and clinicians. As at September 30, 2024, the Company owned and operated 118 Treatment Centers in the Commonwealths of Massachusetts, Virginia and Pennsylvania and the States of Maryland, North Carolina, Missouri, Illinois, Ohio, Texas, Connecticut, Florida, South Carolina, Michigan, Alaska, Oregon, California, and Nevada. See “Key Highlights and Recent Developments—Supplemental Restructuring Plan” below.

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Our regional model seeks to develop leading positions in key markets and to leverage operational efficiencies by combining smaller local Treatment Centers within a region under a single shared regional management infrastructure. Management regions typically cover a specific metropolitan area that meets a requisite base population threshold. The management region is typically defined by a manageable geographic area which facilitates the use of regional staff working across the various Treatment Center locations within the management region and creates a marketing capture area that allows for efficiencies in advertising costs. Management regions often have similar economic characteristics and are not necessarily defined by state lines, other geographic borders, or differentiating methods of services delivery, but rather are defined by a functional management area.

KEY HIGHLIGHTS AND RECENT DEVELOPMENTS

Service revenue in Q3 2024 increased by 9% to $18.9 million, as compared to Q3 2023 (Q3 2023: $17.4 million), despite the transfer of 12 Treatment Center locations in the State of New Jersey to Benjamin Klein pursuant to the PA Settlement Agreement (as defined below). The Company recognized $0.2 million in other revenue in Q3 2024 relating to the completion of certain key milestones in connection with the Research Collaboration Agreement. We are encouraged by the key milestones completed to date and are eager to continue our progress. We believe that we are on the forefront of innovative treatment delivery using our experience and nationwide presence to offer a platform for scaling new treatments that solve issues with awareness, geographic convenience and fiscal viability so that patients can receive and benefit from the latest therapeutics.

Treatment volumes in Q3 2024 were 74,721, a 6% decrease as compared to Q3 2023 (Q3 2023: 79,488), and new patient starts decreased in Q3 2024 by 7% to 2,362, as compared to Q3 2023 (Q3 2023: 2,546).

We believe that mental health remains a key focus in the United States, and the unmet demand for Treatment remains at an all-time high, with our network of Treatment Centers well-positioned to serve this unmet demand. We believe that the Neuronetics Transaction, once completed, will create a vertically-integrated organization capable of providing access to mental health treatment with significant scale in the U.S. to help better serve patients. Beyond the strategic benefits, the Neuronetics Transaction, once completed, is expected to create compelling financial benefits, including increased revenue scale and a strong growth trajectory, significant cost synergies, an accelerated path to profitability, and a bolstered balance sheet (see “Key Highlights and Recent Developments—Neuronetics Transaction” below and “Cautionary Note Regarding Forward-Looking Information” above).

We believe our business fundamentals are stronger than ever with the growth of the Spravato® program, the opportunity to increase marketing investment in our streamlined business, the introduction of Medication Management and talk therapy (see “Key Highlights and Recent Developments—Medication Management Program” and “—Talk Therapy Program” below) and potential future treatment opportunities.

Neuronetics Transaction

On August 12, 2024, the Company announced that they have entered into a definitive arrangement agreement dated as of August 11, 2024 (the “Arrangement Agreement”) in which Neuronetics will acquire all of the outstanding Common Shares in an all-stock transaction (the “Neuronetics Transaction”). The Board of Directors of each of the Company and Neuronetics have unanimously approved the Neuronetics Transaction.

Under the terms of the Arrangement Agreement:

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The Company’s shareholders will receive a fraction of a share of Neuronetics common stock (each whole share of Neuronetics common stock, a “Neuronetics Share”) for each Common Share owned at the exchange ratio described below such that, immediately following the closing of the Neuronetics Transaction, Neuronetics shareholders will own approximately 57% of the combined company, and the Company’s shareholders will own approximately 43% of the combined company, respectively, on a fully diluted basis.  As of the date of the Arrangement Agreement, each Common Share is expected to be exchanged for 0.01149 of a Neuronetics Share at the closing of the Neuronetics Transaction, subject to adjustment for any interim period funding by Madryn Asset Management LP and its affiliates (“Madryn”) and other customary adjustments prior to the closing based on the terms of the Arrangement Agreement. An aggregate of 25,304,971 Neuronetics Shares will be issued to the Company’s shareholders in connection with the Neuronetics Transaction.

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•
The Neuronetics Transaction will be implemented by way of a court-approved plan of arrangement under the Business Corporations Act (Ontario). The Neuronetics Transaction must be approved by the Ontario Superior Court of Justice (Commercial List) (the “Court”), which will consider the fairness and reasonableness of the Neuronetics Transaction to all of the Company’s shareholders. On October 1, 2024, the Court granted an interim order in connection with the Neuronetics Transaction (the “Interim Order”). The Interim Order authorizes the calling and holding of the special meeting of Greenbrook shareholders to approve the Neuronetics Transaction (the “Greenbrook Meeting”), the granting of dissent rights to registered shareholders of the Company and other matters relating to the conduct of the Greenbrook Meeting. The Greenbrook Meeting was held on Friday, November 8, 2024.

•
As part of the Neuronetics Transaction, Madryn has agreed to convert all of the amount outstanding under the Credit Agreement and all of the subordinated convertible promissory notes of the Company (“Subordinated Convertible Notes”) (including notes held by Madryn and other third-parties, which are forced to convert as a result of Madryn’s election) into Common Shares prior to the effective date of the Neuronetics Transaction. As a result, subject to adjustment for any interim period funding by Madryn and other customary adjustments, Madryn will own 95.3% of the Common Shares immediately prior to closing and will receive 95.3% of the Neuronetics Shares being issued to the Company’s shareholders. On October 3, 2024, all outstanding Subordinated Convertible Notes were converted into an aggregate of 134,667,552 Common Shares at a conversion price of $0.078 per Common Share (see “Key Highlights and Recent Developments—Subordinated Convertible Notes Conversion” below).

•
The Neuronetics Transaction requires approval by (i) at least 66 2/3% of the votes cast by the holders of Common Shares present in person or represented by proxy at a special meeting of the holders of the Common Shares called to consider the Neuronetics Transaction; and (ii) a simple majority of the votes cast by the holders of Common Shares present in person or represented by proxy, excluding Common Shares that are required to be excluded under Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”) (including Common Shares held by Madryn and Bill Leonard).

•
The Arrangement Agreement provides for mutual termination fees of $1,900,000 in the event the Neuronetics Transaction is terminated by either party in certain circumstances, including to enter into a superior proposal.

•
The combined company will continue to operate as Neuronetics, Inc., and trade under the ticker “STIM” on Nasdaq. In connection with closing of the Neuronetics Transaction, Neuronetics intends to cause the Common Shares to be delisted from the OTCQB Market and to cause the Company to submit an application to cease to be a reporting issuer under applicable Canadian securities laws.

Each of Neuronetics’ directors and certain members of the executive leadership team, as of August 12, 2024, who hold in the aggregate 1,680,718 Neuronetics Shares (representing approximately 5.55% of issued and outstanding Neuronetics shares (on a fully-diluted basis)) have entered into voting support agreements agreeing to vote their Neuronetics Shares in favor of the issuance of Neuronetics Shares in connection with the Neuronetics Transaction at a special meeting of Neuronetics stockholders (the “Neuronetics Meeting”) called for November 8, 2024 for such purpose. The Neuronetics Meeting was held on November 8, 2024.

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Key shareholders of the Company, including Madryn, Greybrook Health Inc. (“Greybrook Health”) and 1315 Capital II, LP (“1315 Capital”), and directors and certain members of the executive leadership team (collectively, the “Greenbrook Locked-Up Shareholders”), who as of August 12, 2024, held an aggregate of 16,536,208 Common Shares (representing approximately 48.7% of issued and outstanding Common Shares (on a non-diluted basis and following the cancellation of 11,634,660 outstanding Common Shares on August 15, 2024, in accordance with the PA Settlement Agreement) entered into voting support agreements agreeing to vote their Common Shares in favor of the Neuronetics Transaction at the Greenbrook Meeting. Following the conversion of all outstanding Subordinated Convertible Notes on October 3, 2024, the Locked-Up Shareholders owned approximately 72.5% of the issued and outstanding Common Shares (on a non-diluted basis) all of which were entitled to be voted at the Greenbrook Meeting, except for those shareholders whose Common Shares are required to be excluded under MI 61-101.

The Madryn voting agreement is terminable under certain specified circumstances including in the event of receipt of a superior proposal that satisfies a hurdle that represents a 20% premium to the value of the consideration payable under the Neuronetics Transaction and, concurrently therewith, the Arrangement Agreement is terminated for a superior proposal upon payment of a termination fee. The voting agreements entered into with other key shareholders of the Company are terminable under certain specified circumstances, including upon the termination of the Madryn voting agreement.

On October 4, 2024, the Company and Neuronetics filed a joint proxy statement/management information circular (the “Joint Proxy Statement/Circular”) and related proxy materials in respect of the Greenbrook Meeting and Neuronetics Meeting on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. The Joint Proxy Statement/Circular and related materials were also be mailed to shareholders.

On November 8, 2024, the Neuronetics Transaction was approved by the shareholders of the Company and the stockholders of Neuronetics at the Greenbrook Meeting and the Neuronetics Meeting, respectively.

On November 15, 2024, the Company obtained a final order from the Ontario Superior Court of Justice (Commercial List) approving the Neuronetics Transaction. The Neuronetics Transaction is expected to close in early December, 2024, subject to the satisfaction of customary closing conditions.

 Supplement Restructuring Plan

On November 15, 2024, the Company began a supplemental restructuring plan (the “Supplemental Restructuring Plan”) in an effort to continue to accelerate its path to achieve sustainable profitability and long-term growth. As part of this initiative, the Company plans to decrease its operating footprint by closing 23 Treatment Centers by the end of Fiscal 2024 allowing management to focus on its remaining 95 Treatment Centers.

The Supplemental Restructuring Plan aims to leverage the scale and capabilities of the combined business with Neuronetics to further drive operational efficiencies while streamlining its focus to its most profitable treatment centers across the United States. See “Cautionary Note Regarding Forward-Looking Information” above.

Patient Billing and Collections Disruptions

On February 21, 2024, Change Healthcare Solutions LLC (“Change Healthcare”), one of the largest healthcare payment cycle management providers in the United States, experienced a ransomware cyberattack. The Company uses third-party vendors for the submission and payment of claims for Treatment services that are covered by insurance, and insurance payers in turn process these claims using Change Healthcare or similar payment cycle management providers. As such, the cybersecurity incident at Change Healthcare did not involve the Company’s information systems, including those third-party systems used by it.

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This incident, while occurring downstream to the Company and its vendors, has resulted in a temporary backlog on the submission and payment of claims for the Company in addition to an impact on the Company’s other critical patient intake processes, causing a decrease in new patient starts. The impact of the incident was not immediately apparent to the Company given the downstream relationship to Change Healthcare as well as the efforts by the Company’s billing vendors to use alternative platforms to mitigate its effects. However, in connection with the Company’s quarterly close procedures for Q1 2024, the Company observed a negative impact on its revenues for the quarter, driven by a higher than anticipated adjustment to variable consideration due to the delay in payment processing. See “Cautionary Note Regarding Forward-Looking Information” above.

Based on public disclosures made by United Healthcare (the parent company of Change Healthcare), the Company believes that Change Healthcare will be fully operational and all of the Company’s pending claims will be submitted during Fiscal 2024. Accordingly, the Company does not anticipate any material negative impact of the Change Healthcare cybersecurity incident on the Company in future periods.

Spravato® Program

The roll-out of our Spravato® program at select Treatment Centers continued throughout Q3 2024, building on our long-term business plan of utilizing our Treatment Centers as platforms for the delivery of innovative treatments to patients suffering from MDD and other mental health disorders. We also rolled-out our first Spravato® “buy & bill” program in Q4 2023 which will allows us to further enhance our access to patients in specific markets that require this program offering as compared to our current “administer and observe” programs. As at the date of this MD&A, we had a total of 82 Treatment Centers offering Spravato®.

Medication Management Program

During Fiscal 2023, the Company commenced a pilot to roll-out our facilitation of Medication Management to select Treatment Centers across our footprint, building on our long-term business plan of utilizing our Treatment Centers as platforms for the delivery of innovative treatments to patients suffering from MDD and other mental health disorders. Although Medication Management is a lower margin business, we believe this program will allow us to reach patients earlier in their treatment journey, develop an internal patient pipeline for TMS and Spravato®, while also further optimizing marketing costs. We also believe that becoming a more comprehensive mental health care provider will allow us to provide greater access to those suffering from MDD and other mental health disorders. As at the date of this MD&A, we had a total of 11 Treatment Centers offering Medication Management.

Talk Therapy Program

During the Q1 2024, the Company commenced a pilot to roll-out talk therapy at select Treatment Centers across our footprint. Consistent with Medication Management, we believe this program will allow us to reach patients earlier in their treatment journey, develop an internal patient pipeline for TMS and Spravato®, while also further optimizing marketing costs. We believe that expanding our continuum of care and becoming a more comprehensive mental health care provider will allow us to provide greater access and quality of care to those suffering from MDD and other mental health disorders. As at the date of this MD&A, we offer talk therapy at Treatment Centers in the States of Florida and Missouri.

Purchase Agreement Settlement

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On May 24, 2023, Success TMS (as defined below) and its direct and indirect owners, including Benjamin Klein, filed a complaint in the Superior Court of the State of Delaware against the Company and certain executive officers of the Company, and subsequently filed a first amended complaint on August 31, 2023 (the “Delaware Complaint”), concerning alleged disputes arising out of the Success TMS Acquisition (as defined below).

On August 9, 2024, the Company entered into a settlement agreement and release (the “PA Settlement Agreement”) with Benjamin Klein, Success Behavioral Holdings, LLC, Theragroup LLC, Batya Klein (collectively, the “Plaintiffs”) and The Bereke Trust U/T/A dated 2/10/03 to fully settle the Delaware Complaint (the “Settlement”).

Pursuant to the PA Settlement Agreement and in full satisfaction of the claims, the Company has agreed to (i) pay the Plaintiffs a cash settlement amount equal to $800,000, comprised of a $200,000 up-front payment followed by equal monthly installments of approximately $67,000, (ii) the entry into an assignment and assumption agreement effectively providing for the transfer to Benjamin Klein of the Company’s 12 Treatment Center locations in the State of New Jersey, and (iii) payment of certain payroll taxes owing in the amount of approximately $110,000, plus interest and penalties owing thereon. The Settlement closed on August 15, 2024.

In conjunction with the Settlement, Benjamin Klein relinquished to the Company all of the 11,634,660 Common Shares (the “Klein Shares”) beneficially owned, controlled or directed, directly or indirectly, by Benjamin Klein that were issued in connection with the Success TMS Acquisition in July 2022 (which includes 2,908,665 Common Shares that were held in escrow and will were released back to the Company). The Klein Shares were returned to treasury for cancellation. For more information, see “Indebtedness and Capital Raising—Other Indebtedness” below.

Conversion of Subordinated Convertible Notes

On October 3, 2024, the Company converted all outstanding Subordinated Convertible Notes into Common Shares upon receipt of a conversion notice from Madryn, requiring the conversion in full of all outstanding Subordinated Convertible Notes held by Madryn and all other holders of Subordinated Convertible Notes in accordance with the terms of the Note Purchase Agreement (as defined below). The Subordinated Convertible Notes were converted into Common Shares at a conversion price of $0.078 and resulted in the issuance of an aggregate of 134,667,522 Common Shares to the holders of the Convertible Notes. Following completion of the conversion, there are no Subordinated Convertible Notes, or accrued and unpaid interest, issued and outstanding.

Additional Loans under the Credit Facility

On October 3, 2024, October 15, 2024 and November 6, 2024, the Company entered into amendments to the Madryn Credit Facility, whereby Madryn and its affiliated entities extended two additional tranches of debt financing to the Company in an aggregate principal amount of $5,106,599. The terms and conditions are consistent with the terms and conditions of the Company’s existing aggregate term loan, with a principal balance of $120,990,522, under the Madryn Credit Facility in all material respects.

In addition, the amendment to the Madryn Credit Facility entered into on November 6, 2024, extended the period during which the Company’s minimum liquidity covenant is reduced from $3,000,000 to $300,000 to November 15, 2024, which extension was further granted until December 9, 2024.

For more information, see “Indebtedness and Capital Raising” below.

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FACTORS AFFECTING OUR PERFORMANCE

We believe that our performance and future success depend on a number of factors that present significant opportunities for us. These factors are also subject to a number of inherent risks and challenges, some of which are discussed below. See also the “Risks and Uncertainties” section of this MD&A.

Number of Treatment Centers

Following the completion of the Restructuring Plan (as defined below) and execution of the Supplemental Restructuring Plan, we believe we will continue to have a meaningful opportunity to selectively increase the number of our Treatment Centers and the number of Treatment Centers offering Spravato® and Medication Management. The opening and success of new Treatment Centers or offering of ancillary products in those Treatment Centers is subject to numerous factors, including our ability to locate the appropriate space, finance the operations, build relationships with clinicians, negotiate suitable lease terms and local payor arrangements, and other factors, some of which are beyond our control. At the same time, we have selectively closed certain Treatment Centers to maximize our profitability, which may temporarily reduce our number of active Treatment Centers from quarter to quarter as we continue to aim for overall expansion of the business. In connection with the PA Settlement Agreement, the Company has transferred 12 Treatment Centers in the State of New Jersey to Mr. Klein. See “Key Highlights and Recent Developments—Purchase Agreement Settlement” above.

Competition

The market for Treatment is becoming increasingly competitive. We compete principally on the basis of our reputation and brand, the location of our Treatment Centers, the quality of our Treatment services and the reputation of our partner clinicians. In the markets in which we are operating, or anticipate operating in the future, competition predominantly consists of individual clinicians that have a TMS device, an FDA-regulated medical device specifically manufactured to transmit the magnetic pulses required to stimulate the cortical areas in the brain to effectively treat MDD and other mental health disorders (each, a “TMS Device”), in their office and who can offer TMS therapy directly to their patients. We also face competition from a limited number of multi-location psychiatric practices or behavioral health groups that offer TMS therapy as part of their overall practice, as well as a few other specialist TMS providers. As we expand our mental health products and services to include Spravato®, we also face competition from mental health practitioners that provide similar offerings. We also face indirect competition from pharmaceutical and other companies that develop competitive products, such as anti-depressant medications, with certain competitive advantages such as widespread market acceptance, ease of patient use and well-established reimbursement. Our commercial opportunity could be reduced or eliminated if these competitors develop and commercialize anti-depressant medications or other treatments that are safer or more effective than TMS or Spravato®. At any time, these and other potential market entrants may develop treatment alternatives that may render our products uncompetitive or less competitive.

We are also subject to competition from providers of invasive neuromodulation therapies such as electroconvulsive therapy and vagus nerve stimulation.

Capital Management

Our objective is to maintain a capital structure that supports our long-term business strategy, maintain creditor and customer confidence, and maximize shareholder value. Our primary uses of capital are to finance operations, finance new center start-up costs, increase non-cash working capital and capital expenditures, as well as to service debt obligations. We have experienced losses since inception and we expect that we will require additional financing to fund our operating activities and such additional financing is required in order for us to repay our debt obligations and satisfy our cash requirements. We have historically been able to obtain financing from Madryn, supportive shareholders and other sources when required; however, there can be no assurance that we will continue to receive financing support from Madryn and our shareholders in the future. See “Key Highlights and Recent Developments—Neuronetics Transaction” above. In addition, we are constrained in our ability to raise capital as a result of the delisting of trading of our Common Shares by Nasdaq. See “Liquidity and Capital Resources” and “Risks and Uncertainties” below.

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Industry and Reimbursement Trends

Our revenue is impacted by changes to United States healthcare laws, our clinical partners’ and contractors’ healthcare costs, the ability to secure favorable pricing structures with device manufacturers and payors’ reimbursement criteria and associated rates. In addition, the geographic distribution of our Treatment Centers can impact our revenues per Treatment because reimbursement rates vary from state to state.

Technology

Our revenues are affected by the availability of, and reimbursement for, new TMS indications, new technology or other novel treatment modalities (including Spravato®) and our ability to incorporate the new technology into our Treatment Centers.

COMPONENTS OF OUR RESULTS OF OPERATIONS

Segments

We evaluate our business and report our results based on organizational units used by management to monitor performance and make operating decisions on the basis of one operating and reportable segment: Outpatient Mental Health Service Centers. We currently measure this reportable operating segment’s performance based on total revenues and entity-wide regional operating income.

Service Revenue

Service revenue consists of revenue attributable to the performance of treatments. In circumstances where the net patient fees have not yet been received, the amount of revenue recognized is estimated based on an expected value approach. Due to the nature of the industry and complexity of our revenue arrangements, where price lists are subject to the discretion of payors, variable consideration exists that may result in price concessions and constraints to the transaction price for the services rendered.

In estimating this variable consideration, we consider various factors including, but not limited to, the following:

•
commercial payors and the administrators of federally-funded healthcare programs exercise discretion over pricing and may establish a base fee schedule for our services (which is subject to change prior to final settlement) or negotiate a specific reimbursement rate with an individual provider;

•	average of previous net service fees received by the applicable payor and fees received by other patients for similar services;

•	management’s best estimate, leveraging industry knowledge and expectations of third-party payors’ fee schedules;

•	factors that would influence the contractual rate and the related benefit coverage, such as obtaining pre-authorization of services and determining whether the procedure is medically necessary;

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•
probability of failure in obtaining timely proper provider credentialing (including re-credentialing) and documentation, in order to bill various payors which may result in enhanced price concessions; and

•	variation in coverage for similar services among various payors and various payor benefit plans.

We update the estimated transaction price (including updating our assessment of whether an estimate of variable consideration is constrained) to represent faithfully the circumstances present at the end of the reporting period and the changes in circumstances during the reporting period in which such variances become known.

Third-party payors include federal and state agencies (under the Medicare programs), managed care health plans and commercial insurance companies. Variable consideration also exists in the form of settlements with these third-party payors as a result of retroactive adjustments due to audits and reviews. We apply constraint to the transaction price, such that net revenues are recorded only to the extent that it is probable that a significant reversal in the amount of the cumulative revenue recognized will not occur in the future.

Other Revenue

Other revenue includes revenue from research agreements (e.g., our Research Collaboration Agreement discussed above). Research agreements consist of arrangements with other companies to perform studies and investigational tasks on the delivery and scalability of various treatment modalities. Revenue related to research agreements is recognized based on the completion of pre-set milestones, outlined in the contract.

Entity-Wide Regional Operating Income (Loss) and Direct Center and Regional Costs

Regional operating income (loss) presents regional operating income (loss) on an entity-wide basis and is calculated as total revenue less direct center and regional costs. Direct center and regional costs consist of direct center and patient care costs, regional employee compensation, regional marketing expenses, and depreciation. These costs encapsulate all costs (other than incentive compensation such as share-based compensation granted to senior regional employees) associated with the center and regional management infrastructure, including the cost of the delivery of treatments to patients and the cost of our regional patient acquisition strategy.

Center Development Costs

Center development costs represent direct expenses associated with developing new Treatment Centers, including small furnishings and fittings, wiring and electrical and, in some cases, the cost of minor space alterations.

Corporate Employee Compensation

Corporate employee compensation represents compensation incurred to manage the centralized business infrastructure of the Company, including annual base salary, annual cash bonuses and other non-equity incentives.

Corporate Marketing Expenses

Corporate marketing expenses represent costs incurred that impact the Company on an overall basis including investments in website functionality and brand management activities.

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Other Corporate, General and Administrative Expenses

Other corporate, general and administrative expenses represent expenses related to the corporate infrastructure required to support our ongoing business including insurance costs, professional and legal costs and costs incurred related to our corporate offices. Costs related to the Restructuring Plan, the Credit Facility Amendment Fee (as defined below) and the PA Settlement Agreement are also included within other corporate, general and administrative expenses.

Share-Based Compensation

Share-based compensation represents stock options, restricted share units and performance share units granted as consideration in exchange for employee and similar services to align personnel performance with the Company’s long-term goals.

Amortization

Amortization relates to the reduction in useful life of the Company’s intangible assets.

Interest

Interest expense relates to interest incurred on loans and lease liabilities. Interest income relates to income realized as a result of investing excess funds into investment accounts.

Gain on Extinguishment of Loans

Gain on extinguishment of loans represents costs related to the exchange of the Insider Notes (as defined below) for Subordinated Convertible Notes. See “Indebtedness and Capital Raising” below.

Loss on Device Contract Termination

Loss on device contract termination represents the loss incurred on the settlement and mutual release agreement with a TMS Device manufacturer for the termination of TMS Device contracts with such manufacturer, as required by the Neuronetics Agreement (as defined below). In accordance with the terms of the settlement, the Company recognized an amount payable of $6,600,000, due in equal instalments over 44 weeks. Pursuant to the terms of the mutual release, in the event of default, interest would accrue at a rate of 6% per annum on any unpaid portion. The settlement payable was fully repaid at maturity.

Adjusted EBITDA

Adjusted EBITDA is a non- IFRS measure that deducts from EBITDA share-based compensation expenses and certain other expenses that represent one-time costs or costs that otherwise do not reflect our underlying business performance. See “Cautionary Note Regarding Non-IFRS Measures” above.

FACTORS AFFECTING THE COMPARABILITY OF OUR RESULTS

Restructuring Plan

On March 6, 2023, the Company announced that it embarked on a comprehensive restructuring plan (the “Restructuring Plan”) that aimed to strengthen the Company by leveraging its scale to further reduce complexity, streamlining its operating model and driving operational efficiencies to achieve profitability.

As part of this Restructuring Plan, the Company decreased its operating footprint, headcount and operating expenses. The remaining Treatment Centers will continue clinical TMS offerings and a select and growing number of Treatment Centers will continue offering Spravato® therapy.

15

Regional Development Activity

Our regional model seeks to develop leading positions in key markets, and to leverage operational efficiencies by combining smaller local Treatment Centers within a region under a single shared regional management infrastructure. Part of our core strategy is to continue to develop new Treatment Centers within our existing regions as well as in new management regions, in each case, organically or through acquisitions of existing centers or businesses, which may affect comparability of results. Although we are currently focusing on a more condensed footprint due to the execution of our Restructuring Plan and the PA Settlement Agreement and our expected execution of the Supplemental Restructuring Plan, our long-term growth strategy remains.

Seasonality

Typically, we experience seasonal factors in the first quarter of each fiscal year that result in reduced revenues in those quarters as compared to the other three quarters of the year. These seasonal factors include cold weather and the reset of deductibles during the first part of the year. We also typically experience a slowdown in new patient starts during the third quarter of each fiscal year as a result of summer holidays.

RESULTS OF OPERATIONS

Summary Financial Information

The following table summarizes our results of operations for the periods indicated. The selected consolidated financial information set out below has been derived from our unaudited condensed interim consolidated financial statements, and should be read in conjunction with those financial statements and the related notes thereto. In addition, we note that the results presented below may not be indicative of our results in future periods as a result of the Supplemental Restructuring Plan (as described above).

(US$) (unaudited)	Q3 2024	Q3 2023	YTD 2024	YTD 2023
Service revenue(1)	18,872,131	17,364,264	55,992,388	54,359,174
Other revenue	200,000	–	1,500,000	–
Total revenue	19,072,131	17,364,264	57,492,388	54,359,174

Direct center and patient care costs	10,849,656	10,840,776	33,983,480	33,785,962
Regional employee compensation	5,506,017	4,356,592	16,703,081	13,129,558
Regional marketing expenses	1,717,372	407,538	3,941,952	1,224,139
Depreciation	1,504,986	1,907,477	4,646,387	6,661,521
Total direct center and regional costs	19,578,031	17,512,383	59,274,900	54,801,180
Regional operating loss	(505,900)	(148,119)	(1,782,512)	(442,006)
Center development costs	31,929	137,770	272,650	355,832
Corporate employee compensation	3,760,881	3,629,623	11,671,760	11,880,351
Corporate marketing expenses	49,676	52,237	171,400	83,504
Other corporate, general and administrative expenses	603,817	1,954,017	2,207,278	7,311,213
Share-based compensation	51,923	14,740	111,110	591,470
Amortization	16,426	16,548	49,520	49,643
Interest expense	6,006,379	3,992,801	17,053,294	11,443,446
Interest income	(66)	(64)	(196)	(165)
Gain on extinguishment of loans	–	(34,510)	–	(34,510)
Loss on device contract termination	–	3,181,116	–	3,181,116
Loss before income taxes	(11,026,865)	(13,092,397)	(33,319,328)	(35,303,906)
Income tax expense	–	–	–	–
Loss for the period and comprehensive loss	(11,026,865)	(13,092,397)	(33,319,328)	(35,303,906)
Loss attributable to non-controlling interest	319,366	(59,621)	(51,182)	(215,477)
Loss attributable to the common shareholders of Greenbrook	(11,346,231)	(13,032,776)	(33,268,146)	(35,088,429)
Net loss per share (basic and diluted)	(0.29)	(0.31)	(0.77)	(0.93)

Notes:

(1)	Service revenue for Q3 2023 and YTD 2023 has been restated to correct for errors in the period. For more information, see the Explanatory Note following the cover page of the Annual Report.

16

Selected Financial Position Data

The following table provides selected financial position data as at the dates indicated:

(US$)	As at September 30,		As at December 31,
	2024 (unaudited)	2023 (unaudited)	2023
Cash and restricted cash	1,368,512	1,812,286	4,323,708
Current assets (excluding cash)(1)	18,276,213	10,400,918	10,649,628
Total assets	47,041,793	46,824,541	48,723,498
Current liabilities	162,766,993	44,272,369	40,038,723
Non-current liabilities	21,338,344	92,967,833	112,713,400
Total liabilities	184,105,337	137,240,202	152,752,123
Non-controlling interests(1)	(3,781,524)	(2,192,536)	(3,063,316)
Shareholders’ deficit excluding non-controlling interest (1)	(133,282,020)	(88,223,125)	(100,965,309)

Notes:

(1)
Current assets (excluding cash), non-controlling interest and shareholders’ deficit excluding non-controlling interest as at September 30, 2023 have been restated to correct for errors in the period. For more information, see the Explanatory Note following the cover page of the Annual Report.

For further information regarding our liquidity and financial position, see “Liquidity and Capital Resources” below. See also “Risks and Uncertainties” below.

Selected Operating Data

The following table provides selected operating data as at the dates indicated. As described above, as of the date of this MD&A, the Company has reduced its operating footprint to 116 Treatment Centers in connection with the Restructuring Plan and the PA Settlement Agreement. See “Cautionary Note Regarding Forward-Looking Information” above.

	As at September 30,		As at December 31,
(unaudited)	2024	2023	2023
Number of active Treatment Centers(1)	118	130	130
Number of Treatment Centers-in-development(2)	–	–	–
Total Treatment Centers	118	130	130
Number of management regions	16	17	17
Number of TMS Devices installed	260	261	260
Number of regional personnel	386	401	391
Number of shared-services / corporate personnel(3)	129	91	98
Number of providers(4)	174	207	205
Number of consultations performed(5)	27,237	26,233	34,124
Number of patient starts(5)	7,328	8,047	10,401
Number of Treatments performed(5)	234,425	253,876	343,790
Average service revenue per Treatment(5)	$239	$214	$215

Notes:

(1)	Active Treatment Centers represent Treatment Centers that have performed billable Treatment services during the applicable period.
(2)	Treatment Centers-in-development represents Treatment Centers that have committed to a space lease agreement and the development process is substantially complete.
(3)	Shared-services / corporate personnel is disclosed on a full-time equivalent basis. The Company utilizes part-time staff and consultants as a means of managing costs.
(4)	Number of providers represents clinician partners that are involved in the provision of Treatment services from our Treatment Centers.
(5)	Figure calculated for the applicable year or period ended.

17

ANALYSIS OF RESULTS FOR Q3 2024 AND YTD 2024

The following section provides an overview of our financial performance during Q3 2024 and YTD 2024 compared to Q3 2023 and YTD 2023.

Service Revenue

Despite the closure of Treatment Centers in connection with the execution of the Restructuring Plan, the PA Settlement Agreement and the impact of the patient billing and collections disruptions caused by the Change Healthcare cyberattack, which impacted Q3 2024 and YTD 2024 revenues, service revenue still increased by 9% to $18.9 million in Q3 2024, compared to Q3 2023 (Q3 2023: $17.4 million) and increased by 3% to $56.0 million in YTD 2024, compared to YTD 2023 (YTD 2023: $54.4 million).

New patient starts decreased to 2,362 in Q3 2024, a 7% decrease compared to Q3 2023 (Q3 2023: 2,546) and 7,328 in YTD 2024, a 9% decrease compared to YTD 2023 (YTD 2023: 8,047). Treatment volumes in Q3 2024 were 74,721, a 6% decrease compared to Q3 2023 (Q3 2023: 79,488), and were 234,425 in YTD 2024, an 8% decrease compared to YTD 2023 (YTD 2023: 253,876). Consultations performed were 8,846 in Q3 2024, a 6% increase compared to Q3 2023 (Q3 2023: 8,334), and were 27,237 in YTD 2024, a 4% increase compared to YTD 2023 (YTD 2023: 26,233). The decreases in new patient starts and treatment volumes in Q3 2024 and YTD 2024 were predominantly due to the reduction in Treatment Centers as a result of the execution of the Restructuring Plan and the transfer of 12 Treatment Centers in the State of New Jersey pursuant to the PA Settlement Agreement. The increases in consultations performed in Q3 2024 and YTD 2024 as compared to Q3 2023 and YTD 2023 were predominantly due to an overall reinvestment in marketing spend in YTD 2024.

Average service revenue per Treatment increased by 16% to $253 in Q3 2024 as compared to Q3 2023 (Q3 2023: $218) and by 12% to $239 in YTD 2024 as compared to YTD 2023 (YTD 2023: $214). The change in average service revenue per Treatment was primarily attributable to changes in payor mix, treatment modalities and the geographical distribution of revenue.

Other Revenue

Other revenue increased to $0.2 million in Q3 2024 as compared to nil Q3 2023 and $1.5 million in YTD 2024 as compared to nil in YTD 2023. The change in other revenue was primarily due to the recognition of the revenue resulting from the completion of certain key milestones in connection with the Research Collaboration Agreement.

18

Entity-Wide Regional Operating Loss and Direct Center and Regional Costs

Direct center and regional costs increased by 12% to $19.6 million during Q3 2024 as compared to Q3 2023 (Q3 2023: $17.5 million) and by 8% to $59.3 million during YTD 2024 as compared to YTD 2023 (YTD 2023: $54.8 million). The increase is primarily attributable to an increase in marketing spend in Q3 2024 and investments in our cost structure associated with the continued rollout of Spravato®. As at September 30, 2024, we had a total 83 Treatment Centers offering Spravato®, a 63% increase or 32 additional Treatment Centers offering Spravato® as compared to the same date in the prior year.

Entity-wide regional operating loss increased by 242% to $0.5 million during Q3 2024 as compared to Q3 2023 (Q3 2023: $0.1 million) and was $1.8 million during YTD 2024, a 303% increase as compared to YTD 2023 (YTD 2023: $0.4 million). The increases in entity-wide regional operating loss in Q3 2024 and YTD 2024 were primarily due to the increase in direct center and regional costs, as described above offset by the increase in total revenue.

Center Development Costs

Center development costs decreased by 77% to $0.03 million during Q3 2024 as compared to Q3 2023 (Q3 2023: $0.14 million) and by 23% to $0.3 million during YTD 2024 (YTD 2023: $0.4 million). The decrease in Q3 2024 and YTD 2024 was primarily due to the timing of development of Treatment Centers offering Spravato® in YTD 2024, as compared to YTD 2023.

Corporate Employee Compensation

Corporate employee compensation incurred to manage the centralized business infrastructure of the Company increased by 4% to $3.8 million during Q3 2024 as compared to Q3 2023 (Q3 2023: $3.6 million) and decreased by 2% to $11.7 million during YTD 2024 as compared to YTD 2023 (YTD 2023: $11.9 million). The increase in Q3 2024 was primarily due to the increase in the number of corporate employees hired in connection with the expansion of the Spravato® Program, while the decrease in YTD 2024 is predominately due to the execution of the Restructuring Plan.

Corporate Marketing Expenses

Corporate marketing expenses remained consistent at $0.05 million during Q3 2024 as compared to Q3 2023 (Q3 2023: $0.05 million) and increased by 105% to $0.2 million during YTD 2024 as compared to YTD 2023 (YTD 2023: $0.08 million). The increase in YTD 2024 was primarily due to a return to investment in marketing as compared to YTD 2023 which had been limited in YTD 2023 as a result of the execution of the Restructuring Plan in addition to actively limiting expenditures due to liquidity constraints.

Other Corporate, General and Administrative Expenses

Other corporate, general and administrative expenses decreased by 69% to $0.6 million during Q3 2024 as compared to Q3 2023 (Q3 2023: $2.0 million) and decreased by 70% to $2.2 million during YTD 2024 as compared to YTD 2023 (YTD 2023: $7.3 million). The decrease in Q3 2024 and YTD 2024 were predominately due to the cost savings realized as a result of the Restructuring Plan and the re-valuation of convertible debt instruments, partially offset by one-time expenses incurred related to the execution of the Restructuring Plan, the professional and legal fees related to the Arrangement Agreement with Neuronetics, professional and legal fees related to the Klein Matters (as defined below), and financing initiatives-related expenses.

Share-Based Compensation

Share-based compensation increased by 252% to $0.05 million during Q3 2024 as compared to Q3 2023 (Q3 2023: $0.01 million) and decreased by 81% to $0.1 million during YTD 2024 as compared to YTD 2023 (YTD 2023: $0.6 million). The movements were predominantly due to the timing and fair value of stock options granted to key personnel to ensure retention and long-term alignment with the goals of the Company.

19

Amortization

Amortization remained consistent at $0.02 million during Q3 2024 as compared to Q3 2023 (Q3 2023: $0.02 million) and remained consistent at $0.05 million during YTD 2024 as compared to YTD 2023 (YTD 2023: $0.05 million).

Interest

Interest expense increased by 50% to $6.0 million during Q3 2024 as compared to Q3 2023 (Q3 2023: $4.0 million) and increased by 49% to $17.1 million during YTD 2024 as compared to YTD 2023 (YTD 2023: $11.4 million). The increase in interest expense is primarily due to the debt financings completed during Fiscal 2023 and YTD 2024. See “Indebtedness and Capital Raising” below.

Interest income was $66 during Q3 2024 (Q3 2023: $64) and $196 during YTD 2024 (YTD 2023: $165). The increases were a result of an increase in the amount of excess funds invested.

Gain on Extinguishment of Loans

Gain on extinguishment of loans was nil during Q3 2024 and YTD 2024 as compared to $0.03 million during Q3 2023 and YTD 2023. The gain on extinguishment of loans in Q3 2023 and YTD 2023 relates to the exchange of Insider Notes for Subordinated Convertible Notes.

Loss on Device Contract Termination

Loss on device contract termination was nil during Q3 2024 and YTD 2024 as compared to $3.2 million in Q3 2023 and YTD 2023. The decrease in the loss on device contract termination is due to it being a one-off settlement and mutual release agreement with a TMS Device manufacturer for the termination of TMS Device contracts in Q3 2023.

Loss for the Period and Comprehensive Loss and Loss for the Period Attributable to the Common Shareholders of Greenbrook

The loss for the period and comprehensive loss decreased by 16% to $11.0 million during Q3 2024 as compared to Q3 2023 (Q3 2023: $13.1 million) and decreased by 6% to $33.3 million during YTD 2024 as compared to YTD 2023 (YTD 2023: $35.3 million). The decrease in Q3 2024 and YTD 2024 is primarily due to the decrease in center development costs, finance costs, other corporate, general and administrative expenses, and loss on device contract termination, partially offset by an increase in regional operating loss and interest expense arising from the additional debt financings completed in YTD 2024. See “Direct Center and Regional Costs, Entity-Wide Regional Operating Income (Loss) and Interest Expense” above.

The loss attributable to the common shareholders of Greenbrook decreased by 13% to $11.3 million during Q3 2024 as compared to Q3 2023 (Q3 2023: $13.0 million) and decreased by 5% to $33.3 million during YTD 2024 as compared to YTD 2023 (YTD 2023: $35.1 million). This was predominantly due to the factors described above impacting net losses.

Adjusted EBITDA and One-Time Expenses

The Adjusted EBITDA loss position increased by 13% to $4.5 million during Q3 2024 as compared to Q3 2023 (Q3 2023: $4.0 million) and by 34% to $15.8 million during YTD 2024 as compared to YTD 2023 (YTD 2023: $11.7 million). The increase in the Adjusted EBITDA loss position in Q3 2024 as compared to Q3 2023 was primarily attributable to the increase in one-time costs, which include costs related to professional and legal fees associated with the Klein Matters and financing initiatives-related expenses as well as a decrease in share-based compensation, offset by a reduction in one-time costs which include gain on extinguishment of loans, loss on device contract termination and costs related to the execution of the Restructuring Plan. In addition to the above, the increase in the Adjusted EBITDA position in YTD 2024 as compared to YTD 2023 is primarily attributable to an increase in one-time costs, which include costs related to the execution of the Restructuring Plan, the PA Settlement Agreement, and costs associated with the Nasdaq delisting and OTCQB Market listing as well as a decrease in share-based compensation, offset by a reduction in one-time costs which include professional and legal fees associated with the Klein Matters and the Neuronetics Note (as defined below), the Credit Facility Amendment Fee and Success TMS related integration expenses.

20

EBITDA AND ADJUSTED EBITDA

The table below illustrates our EBITDA and Adjusted EBITDA for the periods presented:

(US$) (unaudited)	Q3 2024	Q3 2023	YTD 2024	YTD 2023
EBITDA	(3,818,506)	(7,116,014)	(11,519,141)	(16,933,984)
Adjusted EBITDA	(4,501,557)	(3,981,736)	(15,761,951)	(11,723,149)

For a definition of EBITDA and Adjusted EBITDA, see “—Cautionary Note Regarding Non-IFRS Measures and Industry Metrics” above. For quantitative reconciliations of EBITDA and Adjusted EBITDA to loss attributable to the common shareholders of Greenbrook, see “—Reconciliation of Non-IFRS Measures” immediately below.

RECONCILIATION OF NON-IFRS MEASURES

The table below illustrates a reconciliation of loss attributable to the common shareholders of Greenbrook to EBITDA and Adjusted EBITDA for the periods presented:

(US$) (unaudited)	Q3 2024	Q3 2023	YTD 2024	YTD 2023
Loss attributable to the common shareholders of Greenbrook	(11,346,231)	(13,032,776)	(33,268,146)	(35,088,429)
Add the impact of:
Interest expense	6,006,379	3,992,801	17,053,294	11,443,446
Amortization	16,426	16,548	49,520	49,643
Depreciation	1,504,986	1,907,477	4,646,387	6,661,521
Less the impact of:
Interest income	(66)	(64)	(196)	(165)
EBITDA	(3,818,506)	(7,116,014)	(11,519,141)	(16,933,984)
Add the impact of:
Share-based compensation	(1,812,176)	(190,038)	(7,273,188)	(1,130,095)
Add the impact of:
Gain on extinguishment of loan	–	(34,510)	–	(34,510)
Restructuring and related costs	–	36,500	684,578	500,368
Klein Matters related professional and legal fees	294,955	126,110	419,545	316,643
PA Settlement Agreement	–	–	800,000	–
Neuronetics Note legal fees	–	–	–	458,257
Credit Facility Amendment Fee	–	–	–	1,000,000
Exploratory Financing / Expansion investment costs	–	–	139,325	–
Financing initiatives related expenses	834,170	15,100	939,125	769,056
Nasdaq delisting / OTCQB Market listing related expenses	–	–	47,805	–
Success TMS related integration and related expenses	–	–	–	150,000
Loss on device contract termination	–	3,181,116	–	3,181,116
Adjusted EBITDA	(4,501,557)	(3,981,736)	(15,761,951)	(11,723,149)

21

RECONCILIATION OF ACCOUNTS RECEIVABLE

A quantitative reconciliation of accounts receivable in respect of the three- and nine-month periods ended September 30, 2024, September 30, 2023 and the year ended December 31, 2023 which includes a quantification of the adjustment to variable consideration estimate resulting from the additional price concessions which were deemed necessary:

(US$) (unaudited)	Q3 2024	Q3 2023	YTD 2024	YTD 2023	Fiscal 2023
Opening accounts receivable balance as at the period opening date	10,851,757	6,382,952	7,569,843	7,348,846	7,348,846
Service revenue recognized based on expected value	23,066,482	19,457,438	66,219,763	59,464,918	83,221,303
Adjustment to variable consideration estimate	(4,194,351)	(2,093,174)	(10,227,375)	(5,105,744)	(9,434,525)
Payments received	(17,095,610)	(17,530,244)	(50,933,953)	(55,491,048)	(73,565,781)
Ending accounts receivable balance at the period end date	$12,628,278	$6,216,972	$12,628,278	$6,216,972	$7,569,843

Accounts Receivable

Accounts receivable increased by 67% to $12.6 million as at the end of Q3 2024 as compared to $7.6 million as at the end of Q4 2023. The increase in Q3 2024 is primarily due to the timing of cash collection activity from payors which was delayed by the patient billing and collections disruptions caused by the Change Healthcare cyberattack.

QUARTERLY FINANCIAL INFORMATION

Selected Quarterly Financial Information

The following table summarizes the results of our operations for the eight most recently completed fiscal quarters:

	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
(unaudited) (US$)
Revenue	19,072,131	20,408,067	18,012,190	19,800,561	17,364,264	17,690,449	19,304,461	20,394,124
Regional operating income (loss)	(505,900)	574,370	(1,850,982)	(141,846)	(148,119)	(419,347)	125,460	(824,608)
Net loss attributable to common shareholders of Greenbrook	(11,346,231)	(12,782,245)	(9,139,670)	(19,185,873)	(13,032,776)	(12,575,402)	(9,480,251)	(56,019,542)
Net loss per share – Basic	(0.29)	(0.28)	(0.21)	(0.45)	(0.31)	(0.31)	(0.31)	(1.90)
Net loss per share – Diluted	(0.29)	(0.28)	(0.21)	(0.45)	(0.31)	(0.31)	(0.31)	(1.90)

Analysis of Results

We achieved quarterly consolidated revenue of $19.1 million in Q3 2024 representing a 7% decrease as compared to Q2 2024 (Q2 2024: $20.4 million). Service revenue remained consistent at $18.9 million in Q3 2024 as compared to Q2 2024 (Q2 2024: $19.1 million) and other revenue decreased by 85% to $0.2 million in Q3 2024 as compared to Q2 2024 (Q2 2024: $1.3 million). Average revenue per Treatment was $253 in Q3 2024, representing an 11% quarter-over-quarter increase compared to Q2 2024 (Q2 2024: $228).

22

New patient starts in Q3 2024 were 2,362, representing a 6% quarter-over-quarter decrease compared to Q2 2024 (Q2 2024: 2,518). Treatment volumes were 74,721 in Q3 2024, representing a 11% quarter-over-quarter decrease compared to Q2 2024 (Q2 2024: 83,940). Consultations were 8,846 in Q3 2024, representing a 4% quarter-over-quarter decrease compared to Q2 2024 (Q2 2024: 9,217). The decrease in new patient starts, treatment volumes and consultations in Q3 2024 as compared to Q2 2024 were predominantly due to the reduction in Treatment Centers as a result of the transfer of 12 Treatment Centers in the State of New Jersey pursuant to the PA Settlement Agreement. We believe that by focusing operations to the Company’s most profitable Treatment Centers together with the normalization of our marketing spend to expected post-Restructuring Plan levels, we will be able to achieve sustainable profitability and long-term growth (see “Cautionary Note Regarding Forward-Looking Information”).

 We experienced entity-wide regional operating loss of $0.5 million in Q3 2024 as compared to a regional operating income of $0.6 million in Q2 2024. The decrease was due to a reduction in revenue as with an increase in other regional and center support costs.

The loss attributable to the common shareholders of Greenbrook increased 11% in Q3 2024 to $11.3 million compared to Q2 2024 (Q2 2023: $12.8 million). The increase is primarily due to the loss on device contract termination. This is offset by an increase in regional operating income, decreases in corporate employee compensation, and other corporate, as well as a decrease in share-based compensation. See “Adjusted EBITDA and One-time Expenses” above.

Selected Quarterly Operating Data

The following table provides selected operating data for the periods indicated:

	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
(unaudited)
Number of active Treatment Centers(1)	118	130	130	130	130	133	162	183
Number of Treatment Centers-in-development(2)	–	–	–	–	–	–	–	–
Total Treatment Centers	118	130	130	130	130	133	162	183
Number of management regions	16	17	17	17	17	17	18	18
Number of TMS Devices installed	260	260	260	260	261	341	341	345
Number of regional personnel	386	403	400	391	401	400	406	495
Number of shared-services / corporate personnel(3)	129	111	108	98	91	84	124	134
Number of providers(4)	174	185	192	205	207	202	222	225
Number of consultations performed(5)	8,846	9,217	9,174	7,891	8,334	9,924	7,975	11,215
Number of patient starts(5)	2,362	2,518	2,448	2,354	2,546	2,647	2,854	2,779
Number of Treatments performed(5)	74,721	83,940	75,764	89,914	79,488	81,855	92,533	96,789
Average revenue per Treatment(5)	$253	$228	$238	$220	$218	$216	$209	$211

Notes:
(1)	Active Treatment Centers represent Treatment Centers that have performed billable Treatment services during the applicable period.
(2)	Treatment Centers-in-development represents Treatment Centers that have committed to a space lease agreement and the development process is substantially complete.
(3)	Shared-services / corporate personnel is disclosed on a full-time equivalent basis. The Company utilizes part-time staff and consultants as a means of managing costs.
(4)	Number of providers represents clinician partners that are involved in the provision of Treatment services from our Treatment Centers.
(5)	Figures calculated for the applicable period ended.

23

LIQUIDITY AND CAPITAL RESOURCES

Overview

Since inception, we have financed our operations primarily from equity offerings, debt financings and revenue generated from our Treatment Centers. Our primary uses of capital are to finance operations, increase non-cash working capital and fund investments in our centralized business infrastructure. Our objectives when managing capital are to ensure that we will continue to have enough liquidity to provide services to our customers and provide returns to our shareholders. We have also used capital to finance acquisitions and new Treatment Center development costs and may continue to do so in the future. Cash is held primarily in U.S. dollars.

As part of our annual budgeting process and on an ongoing basis, we evaluate our estimated annual cash requirements to fund planned expansion activities and working capital requirements of existing operations. Based on this, in addition to historical cash flow, the debt financings and equity offerings completed in Fiscal 2023 and the early part of Fiscal 2024 (see “—Indebtedness and Capital Raising”) and considering our anticipated cash flows from regional operations and our holdings of cash, we believe that we have sufficient capital to meet our future operating expenses, capital expenditures and debt service requirements for approximately less than one month as of the date of this MD&A. Accordingly, we will need to raise additional funding in the near term to satisfy our day-to-day operating expenses. Our ability to fund operating expenses, capital expenditures and future debt service requirements will depend on, among other things, our ability to source external funding, our future operating performance, which will be affected by our ability to meet our debt obligations and remain in compliance with debt covenants and general economic, financial and other factors, including factors beyond our control such as inflation and recessionary conditions. See “Cautionary Note Regarding Forward-Looking Information”, “Factors Affecting our Performance” and “Factors Affecting the Comparability of Our Results—Restructuring Plan” above, and “Risks and Uncertainties”, below, as well as further details on our indebtedness and capital raising under “Indebtedness and Capital Raising” below.

Analysis of Cash Flows for YTD 2024

The following table presents our cash flows for each of the periods presented:

(US$) (unaudited)	YTD 2024	YTD 2023
Net cash used in operating activities	(30,305,362)	(8,409,154)
Net cash generated from financing activities	27,471,320	7,640,974
Net cash used in investing activities	(121,154)	(43,491)
Increase (decrease) in cash	(2,955,196)	(811,671)

Cash Flows used in Operating Activities

For YTD 2024, cash flows used in operating activities (which includes the full cost of developing new Treatment Centers) totaled $30.3 million, as compared to $8.4 million in YTD 2023. The increase in cash flows used in operating activities was primarily due to the increase in loss for the period and comprehensive loss, as well as the change in non-cash working capital, offset by cost reductions related to the implementation of our Restructuring Plan. See “Factors Affecting the Comparability of Our Results—Restructuring Plan” above.

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Cash Flows generated from Financing Activities

For YTD 2024, cash flows generated from financing activities amounted to $27.5 million as compared to $7.6 million in YTD 2023. This was primarily driven by the net proceeds from debt financings received in YTD 2024 and the February 2024 Public Offering (as defined below), as compared to the private placement of Common Shares in Q1 2023 (the “2023 Private Placement”) and net loans advanced to the Company in relation to the Credit Agreement in YTD 2023.

Cash Flows used in Investing Activities

For YTD 2024, cash flows used in investing activities totaled $0.12 million as compared to $0.04 million in YTD 2023, due to the acquisition of subsidiary non-controlling interest in YTD 2024, compared to the purchase of property, plant and equipment in YTD 2023.

INDEBTEDNESS AND CAPITAL RAISING

Credit Agreement

Initial Agreement and Funding

On July 14, 2022 (the “Original Closing Date”), the Company entered into a credit agreement (as amended, the “Credit Agreement”) with Madryn and its affiliated entities. As of the Original Closing Date, the Credit Agreement provided the Company with a $55 million term loan (the “Existing Loan”), which was funded on the Original Closing Date. In addition, the Credit Agreement permits the Company to draw up to an additional $20 million in a single draw at any time on or prior to December 31, 2024 for purposes of funding future mergers and acquisition activity. Prior to March 31, 2023, all amounts borrowed under the Credit Agreement bore interest at a rate equal to the three-month LIBOR rate plus 9.0%, subject to a minimum three-month LIBOR floor of 1.5%. Commencing March 31, 2023, as a result of an amendment to the Credit Agreement entered into between the parties on February 21, 2023, all advances under the Credit Agreement began accruing interest at a rate equal to 9.0% plus the 3-month Term Secured Overnight Financing Rate (“SOFR”) (subject to a floor of 1.5%) plus 0.10%. On September 19, 2024, the Credit Agreement was amended to provide that the interest rate for any interest period occurring after September 19, 2024 shall be 0.0% per annum. The Credit Agreement matures over 63 months and provides for four years of interest-only payments. The initial principal balance of $55,000,000 is due in five equal 3 month installments beginning on September 30, 2026. The Company has granted a lien on, and security interest over, all assets of the Company in connection with the performance and prompt payment of all obligations of the Company under the Credit Agreement.

For a further summary of our Credit Agreement, including events of default and ongoing financial covenants see our Annual Report.

Credit Facility Amendments and Subsequent Funding

From February 2023 through November 2024, the Company has entered into certain amendments to the Credit Agreement, pursuant to which Madryn and its affiliates have extended thirty-one additional tranches of term loans to the Company in an aggregate principal amount of $66.0 million and each such tranche was fully funded at closing of the applicable amendment (collectively, the “New Loans”). After giving effect to the New Loans and the Existing Loan, the aggregate principal amount outstanding under the Credit Agreement as of the date of this MD&A is $121.0 million (collectively, the “Loans”). The Loans provide Madryn with the option to convert up to approximately $7.4 million of the outstanding principal amount of the Loans into Common Shares (the “Madryn Conversion Instruments”) at a price per share equal to $1.90, subject to customary anti-dilution adjustments (the “Madryn Conversion Price”).

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We entered into the New Loans in part to remain in compliance with the Minimum Liquidity Covenant (as defined below) and in order to satisfy our near-term cash requirements necessary to operate our business. As of the date of this MD&A, full conversion of the Madryn Conversion Instruments at the Madryn Conversion Price would result in the issuance of up to approximately 3.9 million Common Shares, representing approximately 2.3% of the issued and outstanding Common Shares as at the date of this MD&A. Madryn has received customary registration rights for the Common Shares issuable pursuant to the Madryn Conversion Instruments.

In addition, from December 2022 through November 2024, the Company and Madryn have agreed on a number of occasions to amend the Credit Agreement to temporarily waive the Company’s covenant to maintain minimum liquidity of $3.0 million, tested on a daily basis (the “Minimum Liquidity Covenant”) in order to avoid a breach as a result of the Company’s non-compliance. The most recent amendment to the Minimum Liquidity Covenant, executed on November 27, 2024, extends the reduced Minimum Liquidity Covenant requirement of $300,000 to December 9, 2024, at which time (unless further amended or waived), the Minimum Liquidity Covenant requirement will revert to $3,000,000. We anticipate needing to obtain a further amendment to (or waiver of) the Minimum Liquidity Covenant in order to extend the application of the reduced liquidity requirement of $300,000 beyond December 9, 2024, if required.

We also amended the Credit Agreement on June 14, 2023 to provide for an amendment fee payable to Madryn in the amount of $1,000,000 (the “Credit Facility Amendment Fee”), which was paid-in-kind by adding the Credit Facility Amendment Fee to the outstanding principal balance of the Loans. Between Q3 2023 and Q3 2024 we have amended the Credit Agreement to convert the ongoing cash interest payments into paid-in-kind interest. On September 19, 2024, the Madryn Credit Facility was amended to provide that the interest rate for any interest period occurring after September 19, 2024 shall be 0.0% per annum. As of the date of this MD&A, the total amount outstanding under the Credit Agreement, inclusive of the Loans, Credit Facility Amendment Fee, paid-in-kind interest and all other financing and legal fees is approximately $127.3 million.

Madryn has agreed to convert all of the amount outstanding under the Credit Agreement into Common Shares prior to the effective date of the Neuronetics Transaction. See “Key Highlights and Recent Developments—Neuronetics Transaction” above.

Subordinated Convertible Note

On August 15, 2023, the Company entered into a note purchase agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), pursuant to which the Company may issue Subordinated Convertible Notes from time to time. On August 28, 2023, the Company exchanged the Insider Notes in an aggregate principal amount of $2.8 million for an equal amount of Subordinated Convertible Notes pursuant to the terms of the Note Purchase Agreement. In addition, between August 2023 and October 2023, the Company issued Subordinated Convertible Notes to Madryn, Greybrook Health and certain other investors, in an aggregate principal amount equal to $6.9 million.

All Subordinated Convertible Notes bear interest at a rate consistent with the Credit Agreement and mature on the earlier of March 31, 2028, in the event of a change of control, acceleration of other indebtedness, or six months following repayment or refinancing of all Loans under the Credit Agreement.

The Subordinated Convertible Notes provide holders the option to convert any amount up to the outstanding principal amount plus accrued interest into Common Shares at any time at the election of the holders thereof or on a mandatory basis by all Subordinated Convertible Noteholders at the request of Madryn. The Subordinated Convertible Notes are convertible into such number of Common Shares equal to the principal amount of Subordinated Convertible Notes to be converted (plus accrued and unpaid interest thereon) divided by a conversion price equal to the lesser of (1) 85% of the closing price per Common Share on Nasdaq or any other market as of the closing date prior to conversion, as adjusted from time to time for certain dilutive transactions, and (2) (i) 85% of the 30-day volume weighted average trading price of the Common Shares on an applicable trading market (which includes the OTCQB Market, operated by OTC Markets Group Inc (the “OTCQB Market”)) prior to conversion, or (ii) if the Common Shares are not listed on an applicable trading market at the time of conversion, a per share price equal to 85% of the fair market value per Common Share as of such date; provided that, in any event, the conversion price shall not be lower than $0.078 (the “Subordinated Convertible Note Conversion Price”). Under the Note Purchase Agreement, the maximum number of Common Shares that can be issued under the Subordinated Convertible Notes is 200,000,000 Common Shares.

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In connection with the issuance of the Subordinated Convertible Notes, all Subordinated Convertible Noteholders also received customary resale, demand and “piggy-back” registration rights with respect to the Common Shares issuable upon conversion pursuant to a registration rights agreement, by and among the Company and the noteholders.

On October 3, 2024, the Company converted all outstanding Subordinated Convertible Notes into Common Shares upon receipt of a conversion notice from Madryn, requiring the conversion in full of all outstanding Subordinated Convertible Notes held by Madryn and all other holders of Subordinated Convertible Notes in accordance with the terms of the Note Purchase Agreement. The Subordinated Convertible Notes were converted into Common Shares at a conversion price of $0.078 and resulted in the issuance of an aggregate of 134,667,522 Common Shares to the holders of the Convertible Notes. Following completion of the conversion, there are no Subordinated Convertible Notes, or accrued and unpaid interest, issued and outstanding. See “Key Highlights and Recent Developments—Conversion of Subordinated Convertible Notes” above.

Insider Notes

The Company previously entered into a note purchase agreement, dated as of February 3, 2023, with certain significant shareholders (including Madryn and Greybrook Health) and certain members of management of the Company (the “Noteholders”), pursuant to which the Company issued unsecured notes in the aggregate principal amount of $1.75 million on February 3, 2023 and February 28, 2023 (the “February 2023 Notes”).

The Company previously entered into a note purchase agreement, dated as of August 1, 2023, with Greybrook Health, pursuant to which the Company issued an unsecured subordinated note in an aggregate principal amount of $1.0 million to Greybrook Health (the “August 2023 Note”). In connection with the entry into such note purchase agreement, the Company concurrently entered into (i) an amendment to the Credit Agreement and (ii) a consent agreement in respect of the Neuronetics Note, in each case, permitting the incurrence of indebtedness under such note purchase agreement.

The Company subsequently exchanged the total par value of the principal for the February 2023 Notes and August 2023 Note (collectively, the “Insider Notes”) for the Subordinated Convertible Notes.

As of the date of this MD&A, the aggregate amount of indebtedness under the New Loans is approximately $75.7 million and the aggregate amount of indebtedness under the Insider Notes and the Subordinated Convertible Notes is nil.

In connection with the issuance of the Insider Notes, the Company issued an aggregate of 385,870 Common Share purchase warrants to Greybrook Health (the “Greybrook Warrants”). 135,870 Greybrook Warrants were issued in connection with the February 2023 Notes and are exercisable for one Common Share at an exercise price of $1.84, subject to customary anti-dilution adjustments, and 250,000 Greybrook Warrants were issued in connection with the August 2023 Note and are exercisable for one Common Share at an exercise price equal to (a) if the Common Shares are listed on Nasdaq or any other trading market at the time of exercise, 85.0% of the volume-weighted average trading price of the Common Shares on Nasdaq (or, if not listed on Nasdaq, then such other trading market on which the Common Shares are principally traded, based upon daily share volume) for the five trading days immediately preceding the exercise date, or (b) if the Common Shares are not listed on any trading market at the time of exercise, a per share price based on fair market value, as determined the board of directors of the Company (the “Board”), in each case subject to customary anti-dilution adjustments. The Greybrook Warrants will expire five years from the applicable date of issuance.

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Under the terms of the Arrangement Agreement, each Greybrook Warrant (whether vested or unvested) outstanding immediately prior to the closing time of the Neuronetics Transaction (the “Effective Time”) will be, and will be deemed to be, surrendered for cancellation and transferred to the Company in consideration for the issuance by the Company of that number of Common Shares (“Net Warrant Surrender Shares”), if any, equal to, rounded down to the nearest whole share: (i) the number of Common Shares subject to such Greybrook Warrant immediately prior to the Effective Time minus (ii) the number of Common Shares that, when multiplied by the closing price of a Common Share on the OTCQB Market on the trading day immediately preceding the Effective Time, is equal to the aggregate exercise price of such Greybrook Warrant (and in the event that such number of Common Shares is negative, it will be deemed to be zero), and the holder of the Greybrook Warrant will be and will be deemed to be the holder of such number of Net Warrant Surrender Shares.

Neuronetics Note and Warrants

In January 2023, the Company and Neuronetics jointly announced an expanded commercial partnership through year end 2028. Under the amended and restated master sales agreement between the Company and Neuronetics, dated as of January 17, 2023 (as amended by an amending agreement dated March 16, 2023, the “Neuronetics Agreement”), Neuronetics is the exclusive supplier of TMS Devices to the Company. Over time, Neuronetics’ NeuroStar TMS Devices will replace competitive TMS Devices at the Company’s Treatment Centers. The Neuronetics Agreement also contains minimum purchase commitments, and all treatment session purchases will convert to a “per-click” consumable model.

On March 31, 2023, the Company and Neuronetics agreed to convert the Company’s outstanding account balance payable to Neuronetics in the amount of approximately $5.9 million, together with Neuronetics’ out-of-pocket financing costs, into secured debt in the aggregate principal amount of $6.0 million, pursuant to a secured promissory note and guaranty agreement, by and among Neuronetics, the Company and certain of its subsidiaries (the “Neuronetics Note”). All amounts borrowed under the Neuronetics Note will bear interest at a rate equal to the sum of (a) the floating interest rate of daily secured overnight financing rate as administered by the Federal Reserve Bank of New York on its website, plus (b) 7.65%. The Neuronetics Note matures on March 31, 2027. Pursuant to the terms of the Neuronetics Note, upon the occurrence of an event of default under the Neuronetics Note, Greenbrook will be required to issue the Neuronetics Warrants (as defined below). Additionally, under the Neuronetics Agreement, the Company is required to pay all costs to relocate the TMS Devices supplied by Neuronetics from the Treatment Centers that are closed in connection with the Restructuring Plan and install such TMS Devices in the Company’s Treatment Centers that remain open. In connection with the entry into the Neuronetics Note, the Company concurrently entered into an amendment to the Credit Agreement in order to permit the Company to incur the indebtedness under the Neuronetics Note and the lien securing such obligations.

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Pursuant to the terms of the Neuronetics Note, upon the occurrence of an event of default under the Neuronetics Note, the Company will be required to issue Common Share purchase warrants (the “Neuronetics Warrants”) to Neuronetics equal to (i) 200% of the unpaid amount of any delinquent amount or payment due and payable under the Neuronetics Note, together with all outstanding and unpaid accrued interest, fees, charges and costs, divided by (ii) the exercise price of the Neuronetics Warrants, which will represent a 20% discount to the 30-day volume-weighted average closing price of the Common Shares traded on Nasdaq prior to the date of issuance (subject to any limitations required by Nasdaq). The events of default under the Neuronetics Note include, without limitation, (a) failure of the Company to make any payment of principal or interest due under the Neuronetics Note within three business days after the payment becomes due; (b) failure of the Company to pay another amount (including late charge or collection costs), within five business days after written request from Neuronetics; (c) failure of the Company to timely pay any amount owed under the Neuronetics Agreement; (d) failure of the Company to comply with the covenants in the Neuronetics Note (subject to specified grace periods); (e) cross-default to the Credit Agreement or any other indebtedness in an aggregate principal amount in excess of $1,000,000; and (f) entry into any judgment, order or award for payment against the Company or any Subsidiary (as defined in the Neuronetics Note), in each case, in excess of $1,000,000 which continues unsatisfied or unstayed for (i) 30 days after entry or (ii) if earlier, the date on which any lien attaches in respect of such judgment or order.

On May 25, 2023, the Neuronetics Agreement was amended to include additional out-of-pocket expenses, totaling $0.25 million, incurred by Neuronetics in connection with the negotiation, preparation, and delivery of the Neuronetics Note. In addition, Neuronetics has agreed to waive the fee for TMS Device relocations. As at September 30, 2024, the aggregate principal amount remaining on the Neuronetics Note is $4.0 million. The Company has granted a lien on, and security interest in, substantially all of its assets in favor of Neuronetics, as security for the obligations under the Neuronetics Note, and Madryn as security for the obligations under the Credit Agreement. The liens and security interests granted to Neuronetics and Madryn are pari passu (equal priority) pursuant to the terms of an intercreditor agreement, dated as of March 31, 2023, by and among Neuronetics, Madryn and the Company.

February 2024 Public Offering

On February 26, 2024, the Company completed an SEC-registered direct offering for an issuance of 2,828,249 Common Shares at a price of $0.20 per Common Share, for gross proceeds of approximately $565,649 before deducting legal fees and other offering expenses payable the Company (the “February 2024 Public Offering”). The net proceeds of the February 2024 Public Offering were used for working capital and general corporate purposes.

2023 Private Placement

On March 23, 2023, the Company completed the 2023 Private Placement. An aggregate of 11,363,635 Common Shares were issued at a price of $0.55 per Common Share, for aggregate gross proceeds to the Company of approximately $6.25 million. The 2023 Private Placement included investments by Madryn, together with certain of the Company’s other major shareholders, including Greybrook Health and affiliates of Masters Special Situations LLC (“MSS”). The Company used the net proceeds from the 2023 Private Placement to fund the Restructuring Plan and for working capital and general corporate purposes.

In connection with the 2023 Private Placement, Greybrook Health, Madryn and MSS each received customary resale, demand and “piggy-back” registration rights.

Alumni Purchase Agreement

On July 13, 2023, the Company entered into a purchase agreement (the “Alumni Purchase Agreement”) with Alumni Capital LP (“Alumni”) which provided equity line financing for sales from time to time of up to $4,458,156 of Common Shares. The Common Shares were issuable from time to time (the “Purchase Shares”) in connection with the delivery of purchase notices delivered by the Company to Alumni, at variable prices set forth therein, in accordance with the terms of the Alumni Purchase Agreement.

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The Alumni Purchase Agreement expired on December 31, 2023.  Prior to expiration, we issued an aggregate of 1,761,538 Purchase Shares for aggregate proceeds to the Company of $481,437. The Company also issued an additional 212,293 Common Shares to Alumni in exchange for Alumni entering into the Alumni Purchase Agreement.

Oxford Credit Facility; Oxford Warrants

On December 31, 2020, the Company entered into a credit and security agreement (the “Oxford Credit Agreement”) in respect of a $30 million credit facility (“Oxford Credit Facility”) with Oxford Finance LLC (“Oxford”). In connection with entering into the Credit Agreement on July 14, 2022, the Company repaid in full the outstanding balance owing under the Oxford Credit Facility and terminated the Oxford Credit Agreement.

As consideration for providing the Oxford Credit Facility, we issued 51,307 Common Share purchase warrants (the “Oxford Warrants”), each exercisable for one Common Share at an exercise price of C$11.20 per Common Share, to Oxford. To date, none of the Oxford Warrants have been exercised. The Oxford Warrants will expire on December 31, 2025.

Other Indebtedness

During the period ended September 30, 2022, the Company assumed loans as part of the acquisition of Check Five LLC (doing business as “Success TMS”) (the “Success TMS Acquisition”) from three separate financing companies for the purchase of TMS Devices. These TMS Device loans bear an average interest rate of 9.3% with average monthly blended interest and capital payments of $1,538 and matured or mature, as applicable, during the years ended or ending, as applicable, December 31, 2023 to December 31, 2025. There are no covenants associated with these loans.

During YTD 2024, the Company repaid TMS Device loans totalling $0.05 million (YTD 2023: $0.1 million).

During Fiscal 2022, the Company assumed two promissory notes totaling $0.2 million, bearing interest of 5% per annum with a maturity date of December 31, 2025 (the “Success TMS Promissory Notes”). In addition, on July 14, 2022, in connection with the Success TMS Acquisition, the Company assumed the obligation of Success TMS to repay a promissory note to a lender associated with Benjamin Klein, who was a significant shareholder and former director of the Company (the “Klein Note”). The Klein Note totaled $2.1 million, bore interest at a rate of 10% per annum and matured on May 1, 2024.

On April 25, 2023, Batya Klein, as trustee of the Marital Trust created by Kenneth S. Klein Revocable Trust U/A/D 10/20/80 (the “Klein Plaintiff”) filed a complaint against Success TMS in the Superior Court of New Jersey, Law Division (Bergen County) alleging a single claim for breach of contract of the Klein Note, in the principal amount of $2,090,264 (the “Klein Note Action” and together with the Delaware Complaint, the “Klein Matters”). Specifically, the complaint alleged that there was an event of default under the Klein Note and demanded acceleration of the indebtedness due thereunder.

On November 21, 2023, the Company entered into a settlement agreement (the “Klein Note Settlement Agreement”) with the plaintiff regarding the Klein Note Action. Under the terms of the Klein Note Settlement Agreement, the Company agreed to make payments to the plaintiff in the total amount of approximately $2.2 million, structured as an initial immediate payment of $250,000, weekly payments of $75,000 thereafter up to and until the May 1, 2024 maturity date of the Klein Note, upon which the balance owing became due. In exchange for entry into the Klein Note Settlement Agreement, the plaintiff dismissed, with prejudice, the Klein Note Action on November 27, 2023, and both parties provided a mutual release of claims. The Klein Note was fully repaid at maturity.

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On May 24, 2023, the Seller Parties (as defined below) filed a complaint in the Superior Court of the State of Delaware against the Company, TMS US and certain executive officers of the Company, and subsequently a first amended complaint on August 31, 2023, concerning alleged disputes arising out of the Success TMS Acquisition (the “Purchase Agreement Claims”). The Purchase Agreement Claims allege contractual fraud, indemnification for breach of certain representations and warranties of the Company contained in the Membership Interest Purchase Agreement dated as of May 15, 2022 (the “Success Purchase Agreement”) by and among the Company, Success TMS and its direct and indirect owners, including Success Behavioral Holdings LLC, Theragroup LLC, The Bereke Trust U/T/A Dated 2/10/03, Batya Klein and Benjamin Klein (collectively, the “Seller Parties”), other breaches of the Success Purchase Agreement and a registration rights agreement, and breach of the implied covenant of good faith and fair dealing. The Delaware Complaint seeks damages in an amount to be determined at trial, which are alleged to exceed $1 million. On October 2, 2023, the Company and the other defendants moved to dismiss the Purchase Agreement Claims.

On August 9, 2024, the Company entered into the PA Settlement Agreement in regard to the Purchase Agreement Claims. Pursuant to the PA Settlement Agreement and in full satisfaction of the claims, Greenbrook has agreed to (i) pay the plaintiffs a cash settlement amount equal to US$800,000, comprised of a US$200,000 up-front payment followed by equal monthly installments of approximately US$67,000, (ii) the entry into an assignment and assumption agreement effectively providing for the transfer to Mr. Klein of Greenbrook’s 12 Treatment Center locations in the State of New Jersey, and (iii) payment of certain payroll taxes owing in the amount of approximately US$110,000, plus interest and penalties owing thereon. In conjunction with the Settlement, Benjamin Klein relinquished to the Company all of the Klein Shares. The Klein Shares were returned to treasury for cancellation. The Settlement closed on August 15, 2024.  As of the date of this MD&A, we were in compliance with the terms of the PA Settlement Agreement. See “Key Highlights and Recent Developments—Purchase Agreement Settlement”.

In connection with a settlement and mutual release agreement with a device manufacturer for the termination of TMS Device contracts (the “TMS Device Settlement”), as required by the Neuronetics Agreement, the Company had an amount payable of $6,600,000, due in equal instalments over 44 weeks beginning in August 2023 (which has been fully paid as of the date of this MD&A).

Tabular Disclosure of Contractual Obligations

The following table summarizes our significant contractual obligations as of September 30, 2024:

(US$) (unaudited)	Total	Less than 1 year	1 – 3 years	3 - 5 years	More than 5 years
Loans Payable(1)	162,011,199	2,302,463	86,932,963	72,775,773	–
Rental Leases(2)	35,071,615	6,568,487	11,955,477	8,393,258	8,154,393
Device Leases(3)	383,734	362,269	21,465	–	–
PA Settlement Agreement(4)	533,333	533,333	–	–	–
Total	197,999,881	9,766,552	98,909,905	81,169,031	8,154,393

Notes:

(1)
Loans payable relate to undiscounted cash flows for loans, including the Madryn Credit Facility, the Neuronetics Note, TMS Device loans, the Insider Notes and the Success TMS Notes as at September 30, 2024, inclusive of principal and interest.

(2)	Rental leases relate to the undiscounted cash flows of all future payments for all rental agreements. We expect to satisfy these obligations with cash from operations.
(3)	Device leases relate to the undiscounted cash flows of all future payments for all device agreements. We expect to satisfy these obligations with cash from operations.
(4)	The PA Settlement Agreement relates to the settlement of the Purchase Agreement Claim entered on August 9, 2024.

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OFF-BALANCE SHEET ARRANGEMENTS

The Company has not engaged in any off-balance sheet financing transactions.

RELATED PARTY TRANSACTIONS

Greybrook Health

During Q3 2024 and YTD 2024, the Company recognized nil and nil, respectively, in other corporate, general and administrative expenses (Q3 2023: $0.002 million and YTD 2023: $0.005 million, respectively) related to transactions with Greybrook Health. As at September 30, 2024, nil was included in accounts payable and accrued liabilities related to payables for Greybrook Capital Inc. (the parent company of Greybrook Health).

On February 3, 2023 and February 28, 2023, Greybrook Health purchased $1.0 million aggregate principal amount of the February 2023 Notes. On August 1, 2023, the Company issued the August 2023 Note to Greybrook Health in an aggregate principal amount of $1.0 million. As additional consideration for the purchase of the February 2023 Notes, the Company issued 135,870 Greybrook Warrants to Greybrook Health and as consideration for the August 2023 Note, the Company issued 250,000 Greybrook Warrants to Greybrook Health. .

Both the February 2023 Notes and the August 2023 Note were exchanged for Subordinated Convertible Notes on August 28, 2023. Greybrook Health separately purchased an additional $500,000 aggregate principal amount of Subordinated Convertible Notes on August 15, 2023. The February 2023 Notes, the August 2023 Note and the Subordinated Convertible Notes each bore interest at a rate consistent with the Credit Agreement.

On October 3, 2024, the total outstanding balance, inclusive of interest accrued, of Subordinated Convertible Notes issued to Greybrook Health totaling $3.4 million were converted into Common Shares following the receipt of a conversion notice from Madryn. The Subordinated Convertible Notes were converted into Common Shares at a conversion price of $0.078 and resulted in the issuance of an aggregate of 43,739,148 Common Shares to Greybrook Health.

Greybrook Health also participated in the 2023 Private Placement, purchasing 2,272,727 Common Shares at an aggregate subscription price of approximately $1.25 million.

Madryn

On July 14, 2022, the Company entered into the Credit Agreement with Madryn and has since entered into amendments to the Credit Agreement in which Madryn has extended the New Loans to the Company. During Q3 2024 and YTD 2024, the Company recognized $4.5 million and $12.5 million in interest expense, respectively, related to the Credit Agreement (Q3 2023 and YTD 2023: $2.6 million and $7.4 million, respectively). On September 19, 2024, the Madryn Credit Facility was amended to provide that the interest rate for any interest period occurring after September 19, 2024 shall be 0.0% per annum. As of the date of this MD&A, the aggregate principal outstanding under the Credit Agreement is $121.0 million. Approximately $7.4 million of the aggregate principal outstanding under the Credit Agreement can be converted into Common Shares at the Madryn Conversion Price.

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In the third and fourth quarter of the fiscal year ended December 31, 2023, Madryn purchased an aggregate of $4.5 million in Subordinated Convertible Notes from the Company. The Subordinated Convertible Notes all bear interest at a rate consistent with the Credit Agreement and there has been no payment on the principal of the Subordinated Convertible Notes.

Pursuant to the Arrangement Agreement entered into on August 12, 2024, Madryn has agreed to convert all of the amount outstanding under the Credit Facility and the Subordinated Convertible Notes into Common Shares, prior to the effective date of the Neuronetics Transaction.

On October 3, 2024, the total outstanding balance in Subordinated Convertible Notes issued to Madryn totaling $4.5 million were converted into Common Shares following the receipt of a conversion notice from Madryn. As part of the conversion, Madryn agreed to waive all interest accrued on the Subordinated Convertible Notes. The Subordinated Convertible Notes were converted into Common Shares at a conversion price of $0.078 and resulted in the issuance of an aggregate of 57,692,306 Common Shares to Madryn.

Madryn also participated in the 2023 Private Placement, purchasing 6,363,636 Common Shares at an aggregate subscription price of approximately $3.5 million. See “Indebtedness and Capital Raising—2023 Private Placement” above.

Benjamin Klein

During Q3 2024 and YTD 2024, the Company recognized nil and nil, respectively, in other corporate, general and administrative expenses (Q3 2023 and YTD 2023: $0.1 million and $0.2 million, respectively) related to amounts payable for employment services rendered and other related costs incurred by Benjamin Klein in the ordinary course of business. As at September 30, 2024, nil was included in accounts payable and accrued liabilities related to payables for Benjamin Klein and entities he owns.

On July 14, 2022, in connection with the Success TMS Acquisition, the Company assumed the obligation of Success TMS to repay the Klein Note. The Klein Note totaled $2.1 million, bore interest at a rate of 10% per annum and matured on May 1, 2024. The carrying value of the Klein Note as at September 30, 2024 was nil (September 30, 2023 – $2.1 million). During Q3 2024 and YTD 2024, the Company recognized nil and nil, respectively in interest expense related to the Klein Note (Q3 2023 and YTD 2023: $0.06 million and $0.19 million, respectively). The Klein Note was fully repaid at maturity.

In addition, on November 20, 2023, the Company entered into the Klein Note Settlement Agreement and on August 9, 2024 the Company entered into the PA Settlement Agreement. See “Indebtedness and Capital Raising—Other Indebtedness” above.

1315 Capital

1315 Capital purchased an aggregate principal amount of $212,396 of the February 2023 Notes which were then exchanged on August 28, 2023 for Subordinated Convertible Notes. The Subordinated Convertible Notes all bear interest at a rate consistent with the Credit Agreement and there has been no payment on the principal of the Subordinated Convertible Notes. On October 3, 2024, the total outstanding balance, inclusive of interest accrued, in Subordinated Convertible Notes issued to 1315 Capital totaling $0.2 million were converted into Common Shares following the receipt of a conversion notice from Madryn. The Subordinated Convertible Notes were converted into Common Shares at a conversion price of $0.078 and resulted in the issuance of an aggregate of 3,159,691 Common Shares to 1315 Capital.

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MSS

MSS participated in the 2023 Private Placement, purchasing 2,737,272 Common Shares at an aggregate subscription price of approximately $1.5 million.

Loans from other shareholders and officers

In addition to the transaction referenced within this section, the Company also received loans from and issued Insider Notes to certain officers of the Company, including, Bill Leonard, and Geoffrey Grammer, which were subsequently exchanged to Subordinated Convertible Notes. On October 3, 2024, the total outstanding balance, inclusive of interest accrued, in Subordinated Convertible Notes issued to the officers of $0.1 million were converted into Common Shares following the receipt of a conversion notice from Madryn. The Subordinated Convertible Notes were converted into Common Shares at a conversion price of $0.078 and resulted in the issuance of an aggregate of 1,115,728 Common Shares to officers of the Company.

Other Agreements with Related Parties

We have also entered into certain customary investor rights and registration rights agreements with certain of our shareholders who either have a nominee appointed to our Board or the unexercised right to appoint a nominee to our Board. For additional information on these related party agreements, please refer to the Annual Report, which is available on SEDAR+ at www.sedarplus.com and on EDGAR at www.sec.gov.

RISKS AND UNCERTANTIES

We are exposed to a variety of financial risks in the normal course of our business, including currency, interest rate, credit, and liquidity risks. Our overall risk management program and business practices seek to minimize any potential adverse effects on our consolidated financial performance. Risk management is carried out under practices approved by the Board. This includes identifying, evaluating and hedging financial risks based on requirements of our organization. Our Board provides guidance for overall risk management, covering many areas of risk including interest rate risk, credit risk, liquidity risk and currency risk.

For a detailed description of risk factors associated with the Company, refer to the “Risk Factors” section of the Annual Report, which is available on SEDAR+ at www.sedarplus.com and on EDGAR at www.sec.gov, as well as the risk factors described below. During the three and nine months ended September 30, 2024, except as described elsewhere in this MD&A, there have been no material changes from the risk factors previously disclosed under Part I, Item 1A, “Risk Factors” in our Annual Report.

Macroeconomic Risk

Macroeconomic conditions may adversely affect our business. Demand for our services may be impacted by weak economic conditions, inflation, stagflation, recession, equity market volatility or other negative economic factors in the United States. Inflation has the potential to adversely affect our liquidity, business, financial condition and results of operations by increasing our overall cost structure. The existence of inflation in the economy has resulted in, and may continue to result in, higher interest rates and capital costs, supply shortages, increased costs of labor, components, manufacturing and shipping, as well as weakening exchange rates and other similar effects. Accordingly, inflation may have a negative impact on our future results of operations, which may be materially adverse. Further, as recessionary conditions develop, our suppliers and other third-party partners may suffer their own financial and economic challenges and as a result they may demand pricing accommodations, delay payment, or become insolvent, which could harm our ability to meet our patients’ demands or collect revenue or otherwise could harm our business. Similarly, disruptions in financial and/or credit markets may impact our ability to manage normal commercial relationships with our patients, suppliers and creditors and might cause us to not be able to continue to access preferred sources of liquidity when we would like, and our borrowing costs could increase. These adverse macroeconomic conditions may also negatively impact patient spending ability, which in turn may negatively impact our revenues. Thus, if general macroeconomic conditions deteriorate, our business and financial results could be materially and adversely affected.

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Credit Risk

Credit risk arises from the potential that a counterparty will fail to perform its obligations. We are exposed to credit risk from patients and third-party payors including federal and state agencies (under the Medicare programs), managed care health plans and commercial insurance companies. Our exposure to credit risk is mitigated in large part by the fact that the majority of our accounts receivable balances are receivable from large, creditworthy medical insurance companies and government-backed health plans.

Based on the Company’s industry, none of the accounts receivable is considered “past due”. Furthermore, the payors have the ability and intent to pay, but price lists for the Company’s services are subject to the discretion of payors. As such, the timing of collections is not linked to increased credit risk. The Company continues to collect on services rendered in excess of 24 months from the date such services were rendered.

Liquidity Risk

Liquidity risk is the risk that we may encounter difficulty in raising funds to meet our financial commitments or can only do so at an excessive cost. We aim to ensure there is sufficient liquidity to meet our short-term business requirements, taking into account our anticipated cash flows from operations, our holdings of cash and our ability to raise capital from existing or new investors and/or lenders. We have historically been able to obtain financing from supportive shareholders and other sources when required; however, we can provide no assurance that such shareholders will continue to provide similar financing in the future.

Currency Risk

Currency risk is the risk to our earnings that arises from fluctuations in foreign exchange rates and the degree of volatility of those rates. We have minimal exposure to currency risk as substantially all of our revenue, expenses, assets and liabilities are denominated in U.S. dollars. We pay certain vendors and payroll costs in Canadian dollars from time to time, but due to the limited size and nature of these payments they do not expose us to significant currency risk.

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Interest Rate Risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to changes in interest rates on its cash and long-term debt. All amounts borrowed under the Neuronetics Note will bear interest at a rate equal to the sum of (a) the floating interest rate of daily secured overnight financing rate as administered by the Federal Reserve Bank of New York on its website, plus (b) 7.65%.

For additional information, see Note 19 of our unaudited condensed interim consolidated financial statements as of September 30, 2024 and for the three- and nine-months ended September 30, 2024 and 2023 for a qualitative and quantitative discussion of our exposure to these market risks.

DISCLOSURE CONTROLS & PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING

Disclosure Controls & Procedures

Management is responsible for establishing and maintaining a system of disclosure controls and procedures to provide reasonable assurance that information required to be disclosed by the Company in its annual filings, interim filings or other reports filed or submitted by it under securities legislation is recorded, processed, summarized and reported within the time periods specified in the securities legislation. Management is also responsible for the information required to be disclosed by the Company is recorded, processed, summarized and reported to senior management, including the Chief Executive Officer (“CEO”) and the Chief Financial Officer (“CFO”), on a timely basis so that appropriate decisions can be made regarding public disclosure.

Management, under the oversight of the CEO and CFO, has evaluated the design and effectiveness of the Company’s disclosure controls and procedures as of September 30, 2024. Based on this evaluation, the CEO and the CFO concluded that, as of September 30, 2024, the Company’s disclosure controls and procedures were ineffective as a result of a material weakness identified in the Company’s internal control over financial reporting, which is further described below.

The Company’s disclosure controls and procedures are designed to provide reasonable assurance of achieving their objectives, and the CEO and CFO do not expect that the disclosure controls and procedures will prevent all errors and fraud. A control system, no matter how well conceived or operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

There has been no change in the Company’s disclosure controls and procedures that occurred during the three- and nine-months ended September 30, 2024 that has materially affected, or is reasonably likely to materially affect, the Company’s disclosure controls and procedures.

Internal Controls Over Financial Reporting

Management is also responsible for establishing and maintaining adequate internal controls over financial reporting (“ICFR”) which is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial reports for external purposes in accordance with IFRS. In designing such controls, it should be recognized that, due to inherent limitations, any controls, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives and may not prevent or detect misstatements. Additionally, management is required to use judgment in evaluating controls and procedures.

An evaluation of the design and effectiveness of the Company’s internal controls over financial reporting was carried out by management, under the supervision of the CEO and CFO. In making this evaluation, the CEO and CFO used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) Internal Control – Integrated Framework (2013).

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Based on this evaluation, the CEO and CFO has concluded that, as of September 30, 2024, the Company’s internal controls over financial reporting were ineffective as a result of the identified material weakness.

In connection with the audit of our annual consolidated financial statements for Fiscal 2023 that were prepared in accordance with US GAAP, and audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), our management identified a material weakness in our internal control over financial reporting as of December 31, 2023. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. Due to the complexities and estimation uncertainty that inherently exist in the recognition of revenue, our management identified a material weakness related to the Company not having effectively designed and maintained controls over the effective preparation, review and approval of its adjustment to variable consideration.

This control deficiency, which was not pervasive in nature and was isolated in impact, resulted in a material misstatement to the Company’s financial statements in Fiscal 2022 identified through the audit, which was corrected by management prior to the release of the annual consolidated financial statements for Fiscal 2023 and Fiscal 2022 that are included in our Annual Report. The Company concluded following the discovery of this error that the previously issued financial statements for Fiscal 2022 could no longer be relied upon as the identified error resulted in certain adjustments to the amounts or disclosures isolated to revenue, retained earnings and accounts receivable in Fiscal 2022 and Fiscal 2023.  For more information, see the Explanatory Note following the cover page of the Annual Report.

We intend to implement a remediation plan that involves enhancing our current controls surrounding the adjustment to variable consideration, and the expected credit loss model by which it is calculated, by more rigorously testing the inputs into the expected credit loss model.

The CEO and CFO do not expect that internal controls over financial reporting will prevent all misstatements. The design of a system of internal controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that the design will succeed in achieving the stated goals under all potential future conditions. Nevertheless, management has designed and implemented controls to mitigate this risk to the extent practicable.

Notwithstanding the material weakness described above, management has concluded that the Company’s audited consolidated financial statements as at and for the year ended December 31, 2023 and the unaudited condensed interim consolidated financial statements for the three and nine months ended September 30, 2024 present fairly, in all material respects, the Company’s financial position, results of operations, changes in equity and cash flows in accordance with IFRS.

Except as described above in respect of our remediation efforts, there has been no change in the Company’s ICFR that occurred during the three and nine months ended September 30, 2024 that has materially affected, or is reasonable likely to materially affect, the Company’s ICFR.

SHARE INFORMATION

The Company is authorized to issue an unlimited number of Common Shares and an unlimited number of preferred shares, issuable in series. As of the date of this MD&A, there were 168,635,122 Common Shares and nil preferred shares issued and outstanding. In addition, there were 2,199,500 stock options and 385,870 Greybrook Warrants, each representing a right to acquire one Common Share, issued and outstanding; and the Madryn Conversion Instruments issued to Madryn and certain of its affiliates permit such holders to exchange such Madryn Conversion Instruments for up to an aggregate of 3,910,604 Common Shares. As of the date hereof, assuming exercise and exchange of all outstanding options, Greybrook Warrants, Oxford Warrants and Madryn Conversion Instruments, there would be 175,131,096 Common Shares issued and outstanding, on a fully-diluted basis.

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CRITICAL ACCOUNTING ESTIMATES

There have been no changes to the Company’s critical accounting estimates and judgments since the fiscal year ended December 31, 2023.

CHANGES IN SIGNIFICANT ACCOUNTING POLICIES

Other than as described herein, there are no recent accounting pronouncements that are applicable to the Company or that are expected to have a significant impact on the Company.

ADDITIONAL INFORMATION

Additional information relating to the Company, including the Annual Report, is available on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. The Company’s Common Shares are listed for trading on OTCQB Market under the symbol “GBNHF”.

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